As filed with the United States Securities and Exchange Commission on November 29, 2018

Registration No. 333-228366

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

Amendment No. 1 to

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________

SENTINEL ENERGY SERVICES INC.

(Exact Name of Registrant as Specified in its Charter)

______________

Cayman Islands	6770	98-1370747
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Louisiana Street, Suite 2700
Houston, Texas 77002
(281) 407-0686

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

______________

Kent Jamison
General Counsel and Secretary
700 Louisiana Street, Suite 2700
Houston, Texas 77002
(281) 407-0686

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________

Copies to:

David M. Lange

Elliott M. Smith

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

(212) 294-6700

______________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the business combination described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY - SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2018

DOMESTICATION IN DELAWARE

Proxy Statement for Extraordinary General Meeting

______________

Prospectus for

15,620,526 Units,

18,879,474 Shares of Class A Common Stock,
8,625,000 Shares of Class B Common Stock, and
6,293,154 Warrants to Purchase Shares of Class A Common Stock

The board of directors of Sentinel Energy Services Inc., a Cayman Islands exempted company (“Sentinel,” the “Company,” “we,” “us” or “our”), has unanimously approved the change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “domestication”). The continuing entity following the domestication, which we refer to as “Sentinel Delaware,” will continue to be named Sentinel Energy Services Inc. after the domestication.

As described in this proxy statement/prospectus, Sentinel’s shareholders are being asked to consider and vote upon the domestication. On the effective date of the domestication, each of Sentinel’s currently issued and outstanding units, Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” or “founder shares”), and warrants to purchase Class A ordinary shares, will automatically convert by operation of law on a one-for-one basis into units of Sentinel Delaware, shares of Class A common stock, par value $0.0001 per share, of Sentinel Delaware (“Class A common stock”), shares of Class B common stock, par value $0.0001 per share, of Sentinel Delaware (the “Class B common stock” and together with Class A common stock, the “common stock”), and warrants to purchase one share of Class A common stock, respectively, in accordance with the terms of the certificate of incorporation of Sentinel Delaware to be filed with the Secretary of State of the State of Delaware (the “Proposed Charter”).

Sentinel’s units, Class A ordinary shares and public warrants are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “STNLU,” “STNL” and “STNLW,” respectively. Sentinel Delaware’s units, Class A common stock and public warrants will continue to trade under the same symbols following the domestication.

This proxy statement/prospectus provides you with detailed information about the domestication and other matters to be considered at the general meeting. We urge you to carefully read this entire document and the documents incorporated herein by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 14 of this proxy statement/prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement/prospectus, passed upon the merits or fairness of the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated ___________, 2018, and is first being mailed to Sentinel shareholders on or about ____, 2018.

SENTINEL ENERGY SERVICES INC.

A Cayman Islands Exempted Company
(Company Number 323444)

Cayman Corporate Centre

27 Hospital Road

Georgetown, Grand Cayman

KY1-9001

Cayman Islands

NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON DECEMBER 28, 2018

To the Shareholders of Sentinel Energy Services Inc.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “general meeting”) of Sentinel Energy Services Inc., a Cayman Islands exempted company, company number 323444 (“Sentinel,” the “Company,” “we,” “us” or “our”), will be held at 10:00 a.m. Eastern Time, on December 28, 2018, at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York 10166. You are cordially invited to attend the meeting, which will be held for the following purposes:

(a)      Proposal No. 1 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “domestication” and such proposal, the “domestication proposal”);

(b)     The Organizational Documents Proposals — to consider and vote upon four separate proposals (which we refer to, collectively, as the “organizational documents proposals”) to approve by special resolution, assuming the domestication proposal is approved and adopted, the following material differences between the current amended and restated memorandum and articles of association of Sentinel (the “Existing Organizational Documents”) and the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws,” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Sentinel Delaware, the post-domestication company (“Sentinel Delaware”):

(1)      Proposal No. 2 — Organizational Documents Proposal A — to approve the provision in the Proposed Charter authorizing that only the board of directors, chairperson of the board of directors, or the chief executive officer may call a meeting of stockholders (we refer to this as “organizational documents proposal A”);

(2)      Proposal No. 3 — Organizational documents proposal B — to approve the provision in the Proposed Charter providing that the directors of Sentinel Delaware may only be removed for cause (we refer to this as “organizational documents proposal B”);

(3)      Proposal No. 4 — Organizational documents proposal C — to approve the provision in the Proposed Charter removing the ability of shareholders to act by written consent in lieu of a meeting (we refer to this as “organizational documents proposal C”);

(4)      Proposal No. 5 — Organizational documents proposal D — to approve all other changes in connection with the replacement of the current amended and restated memorandum and articles of association of Sentinel with the Proposed Organizational Documents of Sentinel Delaware as part of the domestication, including, among other things, (i) adopting Delaware as the exclusive forum for certain stockholder litigation and (ii) granting a waiver regarding corporate opportunities to Sentinel Delaware’s directors and officers (we refer to this as “Organizational documents proposal D”).

(c)      Proposal No. 6 — The Public Accountant Proposal — to consider and vote upon a proposal to approve by ordinary resolution to ratify the appointment of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

(d)     Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the preceding proposals would not be duly approved and adopted by our shareholders (we refer to this proposal as the “adjournment proposal”).

Only holders of record of Sentinel’s Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” or “founder shares” and collectively with the Class A ordinary shares, the “ordinary shares”) at the close of business on December 5, 2018 are entitled to notice of and to vote and have their votes counted at the general meeting and any adjournment of the general meeting.

The approval of the domestication proposal requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. Pursuant to the Existing Organizational Documents, in connection with any vote to change the Company’s jurisdiction of incorporation, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share held by them and holders of our Class A ordinary shares will have one vote for every Class A ordinary share held by them. As a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholder. Our initial shareholders have indicated to us that they intend to vote in favor of the domestication proposal and the other proposals presented at the general meeting.The approval of each organizational document proposal requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote, in person or, where proxies are allowed, by proxy, at the general meeting, vote at the general meeting. The approval of the public accountant proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

We are providing the accompanying proxy statement/prospectus and accompanying proxy card to our shareholders in connection with the solicitation of proxies to be voted at the general meeting and at any adjournment of the general meeting. Whether or not you plan to attend the general meeting, we urge you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 14 of this proxy statement/prospectus.

After careful consideration, Sentinel’s board of directors has determined that each of the domestication proposal, the organizational documents proposals, the public accountant proposal and the adjournment proposal are in the best interests of Sentinel and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The organizational documents proposals are conditioned on the approval of the domestication proposal. The public accountant proposal and the adjournment proposal are not conditioned on the approval of any other proposal. If our shareholders do not approve one or more of the organizational documents proposals, those changes to the proposed certificate will not be effectuated.

All Sentinel shareholders are cordially invited to attend the general meeting in person. To ensure your representation at the general meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record holding ordinary shares, you may also cast your vote in person at the general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the general meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the effect of a vote “AGAINST” the domestication proposal and each organizational documents proposal, but will have no effect on the other proposals because such action would not count as a vote cast at the general meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the general meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of the proposals. We urge you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your ordinary shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing STNL.info@morrowsodali.com. This notice of extraordinary general meeting and the proxy statement/prospectus are available at https://www.cstproxy.com/sentinelenergyservices/sm2018.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

__________, 2018

Krishna Shivram
Chief Executive Offıcer

IF YOU RETURN YOUR PROXY CARD SIGNED AND WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON DECEMBER 28, 2018:

This Notice of Extraordinary General Meeting and the related proxy statement/prospectus will be available at https://www.cstproxy.com/sentinelenergyservices/sm2018.

ANNEXES

A — Existing Organizational Documents of Sentinel	Annex A-1
B — Proposed Charter of Sentinel Delaware	Annex B-1
C — Proposed Bylaws of Sentinel Delaware	Annex C-1
D — Form of Certificate of Domestication of Sentinel Energy Services Inc.	Annex D-1

i

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important information that is not included in or delivered with this proxy statement/prospectus. This information is available for you at the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Sentinel, without charge, by written request to Kent Jamison, Sentinel Energy Services Inc., 700 Louisiana Street, Suite 2700, Houston, Texas 77002, or by telephone request at (281) 407-0686; or Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing STNL.info@morrowsodali.com, or from the SEC through the SEC website at the address provided above.

In order for you to receive timely delivery of the documents in advance of the general meeting of Sentinel to be held on December 28, 2018, you must request the information no later than four business days prior to the date of the general meeting, by December 21, 2018.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement/prospectus and in any document incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement/prospectus in relation to Sentinel and Sentinel Delaware has been provided by Sentinel’s management, and forward-looking statements include statements relating to Sentinel and Sentinel Delaware’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus and in any document incorporated by reference herein may include, for example, statements about:

•         our ability to obtain the required shareholder vote to adopt the domestication proposal at the general meeting;

•         the satisfaction of other conditions to the domestication;

•         our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the domestication;

•         the risk that the domestication disrupts current plans and operations;

•         the risk that shareholders may recognize gain or other income with respect to their shares at the effective time of the domestication;

•         changes in shareholders’ rights as a result of the domestication;

•         our ability to adapt to operating under the laws of the State of Delaware;

•         business uncertainties while the domestication is pending;

•         the risk that the Company’s board of directors may defer or abandon the domestication;

•         costs related to the domestication;

•         changes in general political, economic and competitive conditions and specific market conditions; and

•         other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this proxy statement/prospectus and in any document incorporated by reference herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this proxy statement/prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2017. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:           What proposals are shareholders being asked to vote upon?

Shareholders are being asked to vote upon the following proposals:

•         Domestication proposal: to consider and vote upon a proposal to approve by special resolution, the change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware;

•         Organizational documents proposals: to consider and vote upon four separate proposals to approve by special resolution, assuming the domestication proposal is approved and adopted, certain material differences between the Existing Organizational Documents of Sentinel and the Proposed Organizational Documents of Sentinel Delaware; and

•         Public accountant proposal: to consider and vote upon a proposal to approve by ordinary resolution to ratify the appointment of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

In addition to the foregoing proposals, the shareholders also may be asked to consider and vote upon a proposal to adjourn the general meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the preceding proposals has not been approved. See “The Adjournment Proposal.”

Sentinel will hold the general meeting of its shareholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about these and the other matters to be acted upon at the general meeting. Shareholders should read it carefully.

After careful consideration, Sentinel’s board of directors has determined that the domestication proposal, each of the organizational documents proposals, the public accountant proposal and the adjournment proposal are in the best interests of Sentinel and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q:           Why is Sentinel proposing the domestication?

A:            We are seeking approval of the domestication proposal principally for tax-related reasons, as discussed in greater detail in the section entitled “The Domestication Proposal — Reasons for the Domestication.” If we do not effect the domestication prior to January 1, 2019, we believe we will be deemed a “passive foreign investment company” for U.S. federal income tax purposes for the 2018 taxable year, which could have adverse consequences for U.S. Holders of our securities. Although we are also required to effect a domestication in order to consummate our recently announced proposed business combination with Strike Capital, LLC (“Strike”), we are seeking to effect the domestication independently of the proposed business combination with Strike so that the Company will not be deemed a PFIC for the 2018 taxable year. If our shareholders do not approve the domestication at this special meeting, we will seek shareholder approval of another domestication proposal when we seek shareholder approval of the proposed business combination with Strike.

In addition to the tax-related reasons, our board of directors believes that there are other significant advantages to Sentinel Delaware that will arise as a result of a change of domicile to Delaware and that any direct benefit that Delaware law provides to a corporation also indirectly benefits the shareholders, who are the owners of the corporation. Specifically, our board of directors believes that there are several reasons why a reincorporation in Delaware is in the best interests of the Company and its shareholders, including, (i) the prominence, predictability and flexibility of Delaware law, (ii) Delaware’s well-established principles of corporate governance and (iii) the increased ability for Delaware corporations to attract and retain qualified directors, each of foregoing as discussed in greater detail in the section entitled “The Domestication Proposal — Reasons for the Domestication.”

To effect the domestication, Sentinel will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and will file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Sentinel will be domesticated and continue as a Delaware corporation.

The approval of the domestication proposal requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. Pursuant to the Existing Organizational Documents, in connection with any vote to change the Company’s jurisdiction of incorporation, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share held by them and holders of our Class A ordinary shares will have one vote for every Class A ordinary share held by them. As a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholder. Our initial shareholders have indicated to us that they intend to vote in favor of the domestication proposal and the other proposals presented at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Q:           Is the Domestication Proposal being proposed in connection with the recently announced initial business combination with Strike?

A:            No. We are proposing the Domestication Proposal independently of our recently announced proposed initial business combination with Strike. As discussed below, a primary purpose of the Domestication Proposal is to re-domesticate to Delaware prior to January 1, 2019 so that we will not be deemed a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purpose. We believe such a classification could have negative tax consequences for some of our shareholders and so we are proposing to effect the domestication prior to January 1, 2019. If we are unable to effect the domestication prior to such date and are deemed a PFIC, we would likely be ineligible to use the “start-up” exception to the PFIC rules with respect to the taxable year 2018 and shareholders who are subject to U.S. federal income tax rules may be required to recognize their pro rata portion of our earnings and profits amounts for the taxable year 2018 in income as a deemed dividend under Treasury Regulations under Section 367 as a result of the domestication. For a more complete discussion of the U.S. federal income tax considerations of the domestication, see “U.S. Federal Income Tax Considerations”.

Q:           What amendments will be made to the Existing Organizational Documents of Sentinel?

A:            Sentinel’s shareholders are being asked to consider and vote upon a proposal to approve a change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, which is referred to as the “domestication,” and replace the current amended and restated memorandum and articles of association (the “Existing Organizational Documents”) of Sentinel under the Cayman Islands Companies Law (2018 Revision) (the “Cayman Islands Companies Law”) with a new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Sentinel Delaware, in each case, under the Delaware General Corporation Law (the “DGCL”), which differ materially from the Existing Organizational Documents in the following respects:

	Existing Organizational Documents	Proposed Organizational Documents
Ability of Stockholder to Call a Special Meeting (Organizational documents proposal A)

The Existing Organizational Documents provide that the board of directors shall, on a shareholders’ requisition, proceed to convene a general meeting of Sentinel, provided that the requesting shareholder holds not less than 10% of the paid up voting share capital of Sentinel.

See Paragraph 79 of the Existing Organizational Documents.

The Proposed Organizational Documents do not permit the stockholders of Sentinel Delaware to call a special meeting. See Section 7.1 of the Proposed Charter.

Removal for Cause (Organizational documents proposal B)	The Existing Organizational Documents provide that any director may be removed from office by an ordinary resolutions of shareholders. See Clause 134 of the Existing Organizational Documents

The Proposed Organizational Documents provide that any or all of Sentinel Delaware’s board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66⅔ percent of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors.

See Section 5.4 of the Proposed Charter.

Actions by Written Consent (Organizational documents proposal C)

The Existing Organizational Documents provide that a resolution in writing signed by all the shareholders entitled to vote at general meetings shall be as valid and effective as if the same had been passed at a duly convened and held general meeting.

See Clause 107 of the Existing Organizational Documents

The Proposed Organizational Documents provide that any action required or permitted to be taken by Sentinel Delaware’s stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

See Section 7.3 of the Proposed Charter.

Exclusive Jurisdiction (Organizational documents proposal D	The Existing Organizational Documents do not contain a provision adopting an exclusive forum for certain stockholder litigation.	The Proposed Organizational Documents adopt Delaware as the exclusive forum for certain stockholder litigation. See Article X of the Proposed Charter

Corporate Opportunities (Organizational documents proposal D)

The Existing Organizational Documents contain certain allowances in relation to entering into a business combination (as defined in such documents) with an affiliate of our Sponsor or our own directors or executive officers.

See Clause 30 of the Existing Articles.

The Proposed Organizational Documents grant a waiver regarding corporate opportunities to Sentinel Delaware’s directors and officers (although Sentinel Delaware does not renounce any interest or expectancy in business opportunities presented to a director or officer solely in his or her capacity as such).

See Article IX of the Proposed Charter.

Q:           How will the domestication affect my public shares, public warrants and units?

A:            On the effective date of the domestication, each of Sentinel’s currently issued and outstanding Class A ordinary shares and Class B ordinary shares will automatically convert by operation of law into one share of Class A common stock and one share of Class B common stock, respectively, in accordance with the terms of the Proposed Charter. Similarly, each of Sentinel’s outstanding warrants will become warrants to acquire the corresponding shares of Class A common stock and no other changes will be made to the terms of any outstanding warrants as a result of the domestication. In addition, the outstanding units of Sentinel will become units of Sentinel Delaware (each of which consisting of one share of Class A common stock and one-third of one warrant to purchase one share of Class A common stock).

Q:           Do I have appraisal rights in connection with the proposed domestication?

A:            No. Neither Sentinel shareholders nor Sentinel warrant holders have appraisal rights in connection with the domestication under the Cayman Islands Companies Law or under the DGCL.

Q:           What are the U.S. federal income tax consequences of the domestication?

A:            As discussed more fully under “U.S. Federal Income Tax Considerations” below, we believe the domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Code. Assuming that the domestication so qualifies, U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) of Sentinel ordinary shares will be subject to Section 367(b) of the Code and, as a result:

•         A U.S. Holder of Sentinel ordinary shares whose Sentinel ordinary shares have a fair market value of less than $50,000 at the time of the domestication will not recognize any gain or loss and will not be required to include any part of Sentinel’s earnings in income;

•         A U.S. Holder of Sentinel ordinary shares whose Sentinel ordinary shares have a fair market value of $50,000 or more, but who at the time of the domestication owns (actually and constructively) less than 10% of the total combined voting power of all classes of Sentinel ordinary shares entitled to vote will generally recognize gain (but not loss) on the exchange of Sentinel ordinary shares for Class A common stock pursuant to the domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend earnings and profits (as defined in the Treasury Regulations under Section 367) attributable to its Sentinel ordinary shares provided certain other requirements are satisfied. Sentinel does not expect that Sentinel’s cumulative earnings and profits will be greater than zero by a material amount at the time of the domestication.

•         A U.S. Holder of Sentinel ordinary shares whose Sentinel ordinary shares have a fair market value of $50,000 or more, and who at the time of the domestication owns (actually and constructively) 10% or more of the total combined voting power of all classes of Sentinel ordinary shares entitled to vote will generally be required to include in income as a dividend earnings and profits (as defined in the Treasury Regulations under Section 367) attributable to its Sentinel ordinary shares provided certain other requirements are satisfied. Sentinel does not expect that Sentinel’s cumulative earnings and profits will be greater than zero at the time of the domestication.

As discussed further under “U.S. Federal Income Tax Considerations” below, a foreign corporation that would otherwise be treated as a PFIC will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Sentinel believes that although subject to uncertainty, our start-up year under the start-up exception was 2018 because we did not have gross income prior to 2018. As such, Sentinel believes that, although subject to uncertainty, that it will not be a PFIC for the 2018 year if the domestication occurs prior to the end of 2018. The applicability of the start-up exception is subject to substantial uncertainty and US Holders are urged to consult their own tax advisors in this regard. If we were treated as a PFIC, notwithstanding the foregoing U.S. federal income tax consequences of the domestication, proposed Treasury Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, generally would require a U.S. Holder to recognize gain on the exchange of Sentinel ordinary shares for common stock pursuant to the domestication. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. However, it is difficult to predict whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. Importantly, however, U.S. Holders that make or have made certain elections (including a QEF election) discussed further under “U.S. Federal Income Tax Considerations — U.S. Holders — PFIC Considerations — Impact of PFIC Rules on Certain U.S. Holders” with respect to their Sentinel ordinary shares are generally not subject to the same gain recognition rules under the currently proposed Treasury Regulations under Section 1291(f) of the Code. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the domestication, see “U.S. Federal Income Tax Considerations”.

Additionally, the domestication may cause non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) to become subject to U.S. federal income withholding taxes on any dividends in respect of such non-U.S. Holder’s Class A common stock subsequent to the domestication.

The tax consequences of the domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the domestication, see “U.S. Federal Income Tax Considerations”.

Q:           What do I need to do now?

A:            Sentinel urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the domestication will affect you as a shareholder and/or warrant holder of Sentinel. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:           How do I vote?

A:            If you are a holder of record of ordinary shares on the record date, you may vote in person at the general meeting or by submitting a proxy for the general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the general meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:           If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:            No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on a particular proposal. If you decide to vote, you should provide instructions to your broker, bank or other nominee on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q:           When and where will the general meeting be held?

A:            The general meeting will be held at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York 10166 on December 28, 2018, at 10:00 a.m., Eastern Time, unless the general meeting is adjourned.

Q:           Who is entitled to vote at the general meeting?

A:            Sentinel has fixed December 5, 2018 as the record date. If you were a shareholder of Sentinel at the close of business on the record date, you are entitled to vote on matters that come before the general meeting. A shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the general meeting.

Q:           How many votes do I have?

A:            Sentinel shareholders are entitled to one vote at the general meeting for each ordinary share held of record as of the record date. Pursuant to the Existing Organizational Documents, in connection with any vote to change the Company’s jurisdiction of incorporation, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share held by them and holders of our Class A ordinary shares will have one vote for every Class A ordinary share held by them. As a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholder. Our initial shareholders have indicated to us that they intend to vote in favor of the domestication proposal and the other proposals presented at the general meeting. As of the close of business on the record date, there were outstanding 43,125,000 ordinary shares, of which 34,500,000 were outstanding public shares.

Q:           What constitutes a quorum?

A:            A quorum of Sentinel shareholders is necessary to hold a valid meeting. A quorum will be present at the Sentinel general meeting if one or more shareholders holding at least a majority of the paid up voting share capital entitled to vote are present in person or by proxy. As of the record date for the general meeting, 21,562,501 ordinary shares would be required to achieve a quorum.

Q:           What vote is required to approve each proposal at the general meeting?

A:            The following votes are required for each proposal at the general meeting:

•         Domestication proposal: The approval of the domestication proposal by special resolution requires a special resolution under Cayman Islands Companies Law, being the affirmative vote for the proposal by the holders of not less than two-thirds of the ordinary shares who, being present and entitled to vote at the general meeting to approve the domestication proposal, vote at the general meeting.

•         Organizational documents proposals: The separate approval of each of the organizational documents proposals by special resolution requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote for each of the organizational documents proposals by the holders of not less than two-thirds of the ordinary shares who, being present and entitled to vote, in person or, where proxies are allowed, by proxy, at the general meeting to approve each such organizational documents proposal, vote at the general meeting.

•         Public accountant proposal: to consider and vote upon a proposal to approve by ordinary resolution to ratify the appointment of Withum as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

•         Adjournment proposal: The approval of the adjournment proposal requires the affirmative vote for the proposal by the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting to approve the adjournment proposal, vote at the general meeting.

Q:           What are the recommendations of Sentinel’s board of directors?

A:            Sentinel’s board of directors believes that the proposals to be presented at the general meeting are in the best interest of Sentinel’s shareholders and unanimously recommends that its shareholders vote “FOR” the domestication proposal, “FOR” each of the separate organizational documents proposals, “FOR” the public accountant proposal and “FOR” the adjournment proposal, in each case, if presented to the general meeting.

Q:           What happens if I sell my ordinary shares before the general meeting?

A:            The record date for the general meeting is earlier than the date of the general meeting and earlier than the date that the domestication is expected to be completed. If you transfer your ordinary shares after the applicable record date, but before the general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such general meeting.

Q:           May I change my vote after I have mailed my signed proxy card?

A:            Yes. Shareholders may send a later-dated, signed proxy card to Sentinel’s secretary at the address set forth below so that it is received by Sentinel’s secretary prior to the vote at the general meeting (which is scheduled to take place on December 28, 2018) or attend the general meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to Sentinel’s secretary, which must be received by Sentinel’s secretary prior to the vote at the general meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:           What happens if I fail to take any action with respect to the general meeting?

A:            If you fail to take any action with respect to the general meeting and the domestication is approved by shareholders and consummated, you will become a shareholder and/or warrant holder of Sentinel Delaware. If you fail to take any action with respect to the general meeting and the domestication is not approved, you will remain a shareholder and/or warrant holder of Sentinel.

Q:           What should I do with my stock certificates, warrant certificates and/or unit certificates?

A:            On the effective date of the domestication, holders of Sentinel units, common stock and warrants will receive units, Class A common stock and warrants of Sentinel Delaware without needing to take any action and accordingly such holders should not submit the certificates relating to their units, common stock and warrants.

Q:           What should I do if I receive more than one set of voting materials?

A:            Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ordinary shares.

Q:           Who can help answer my questions?

A:            If you have questions about the domestication or if you need additional copies of the proxy statement/prospectus, any document incorporated by reference herein or the enclosed proxy card you should contact:

Morrow Sodali LLC

470 West Avenue, Suite 3000
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: STNL.info@morrowsodali.com

You also may obtain additional information about Sentinel from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the general meeting, including the domestication, you should read this entire document carefully. This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Proposals to be put to the General Meeting

The following is a summary of the proposals to be put to the general meeting.

The Domestication Proposal

Sentinel is asking its shareholders to approve the domestication proposal. The board of directors of Sentinel has unanimously approved a change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. To effect the domestication, Sentinel will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and will file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Sentinel will be domesticated and continue as a Delaware corporation.

As of the date of this proxy statement/prospectus, there are 43,125,000 ordinary shares outstanding, comprised of 34,500,000 Class A ordinary shares and 8,625,000 Class B ordinary shares, of which our Sponsor owns 8,550,000 Class B ordinary shares and our independent directors own an aggregate of 75,000 Class B ordinary shares. On the effective date of the domestication, each of Sentinel’s currently issued and outstanding Class A ordinary shares and Class B ordinary shares will automatically convert by operation of law into one share of Class A common stock and one share of Class B common stock, respectively, in accordance with the terms of the Proposed Charter. Similarly, each of Sentinel’s outstanding warrants will become warrants to acquire the corresponding shares of Class A common stock and no other changes will be made to the terms of any outstanding warrants as a result of the domestication. In addition, the outstanding units of Sentinel will become units of Sentinel Delaware (each of which consisting of one share of Class A common stock and one-third of one warrant to purchase one share of Class A common stock). There are currently outstanding an aggregate of 17,433,333 warrants to acquire our Class A ordinary shares, which comprise 5,933,333 private placement warrants held by our initial shareholders and 11,500,000 public warrants. Each of our outstanding whole warrants is exercisable commencing 30 days following the closing of an initial business combination for one Class A ordinary share and, following the domestication, will entitle the holder thereof to purchase one share of Class A common stock in accordance with its terms.

The domestication proposal, if approved, will approve a change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while Sentinel is currently governed by the Cayman Islands Companies Law, upon domestication, Sentinel Delaware will be governed by the DGCL. Accordingly, we urge shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.” Additionally, we note that if the domestication proposal is approved, then Sentinel will also ask its shareholders to approve the organizational documents proposals (discussed below) and we urge shareholders to carefully consult the section entitled “The Organizational Documents Proposals” (including the chart of material differences included therein) and the Proposed Organizational Documents of Sentinel Delaware, attached hereto as Annexes B and C.

For additional information, see “The Domestication Proposal” section of this proxy statement/prospectus.

The Organizational Documents Proposals

If the domestication proposal is approved and the domestication is to be effected, Sentinel will replace its current amended and restated memorandum and articles of association (the “Existing Organizational Documents”) under the Cayman Islands Companies Law, with a new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Sentinel Delaware, in each case, under the Delaware General Corporation Law.

The Proposed Organizational Documents differ in certain material respects from the Existing Organizational Documents and we urge shareholders to carefully consult the information set out in the Section “The Organizational Documents Proposals” (including the chart of material differences included therein) and the full text of the Proposed Organizational Documents of Sentinel Delaware, attached hereto as Annexes B and C.

Sentinel is proposing the adoption of the Proposed Organizational Documents in connection with the domestication because they contain provisions typical of other Delaware special purpose acquisition companies.

Sentinel’s shareholders are asked to consider and vote upon and to approve by special resolution four separate proposals (collectively, the “organizational documents proposals”) in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents. The organizational documents proposals are conditioned on the approval of the domestication proposal. Therefore, if the domestication proposal is not approved, the organizational documents proposals will have no effect, even if approved by our public shareholders. A brief summary of each of the organizational documents proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Proposed Organizational Documents of Sentinel Delaware.

Organizational Documents Proposal A — Approval of Proposal Relating to the Ability of Stockholders to Call a Special Meeting

Assuming the domestication proposal is approved, our shareholders are also being asked to approve organizational documents proposal A, which is, in the judgment of our board of directors, necessary to adequately address the needs of Sentinel Delaware after the domestication.

The Proposed Organizational Documents stipulate that, unless required by law, special meetings of stockholders may only be called by (i) the board of directors, (ii) the chairperson of the board of directors, or (iii) the chief executive officer of Sentinel Delaware. Under the Proposed Organizational Documents, Sentinel Delaware’s stockholders have no power to call a special meeting.

For additional information, see “The Organizational Documents Proposals” section in this proxy statement/prospectus.

Organizational Documents Proposal B — Removal for Cause

Assuming the domestication proposal is approved, our shareholders are also being asked to approve organizational documents proposal B, which is, in the judgment of our board of directors, necessary to adequately address the needs of Sentinel Delaware after the domestication.

Organizational documents proposal B is a proposal to approve the provision in the Proposed Charter providing that the directors of Sentinel Delaware may only be removed for cause.

For additional information, see “The Organizational Documents Proposals” section in this proxy statement/prospectus.

Organizational Documents Proposal C — Approval of Proposal Relating to the Ability of Stockholders to Act by Written Consent

Assuming the domestication proposal is approved, our shareholders are also being asked to approve organizational documents proposal C, which is, in the judgment of our board of directors, necessary to adequately address the needs of Sentinel Delaware after the domestication.

Organizational documents proposal C is a proposal to approve the provision in the Proposed Charter removing the ability of shareholders to act by written consent in lieu of a meeting

For additional information, see “The Organizational Documents Proposals” section in this proxy statement/prospectus.

Organizational Documents Proposal D — Approval of Other Changes in Connection with Adoption of the Proposed Organizational Documents

Assuming the domestication proposal is approved, our shareholders are also being asked to approve Organizational documents proposal D, which is, in the judgment of our board of directors, necessary to adequately address the needs of Sentinel Delaware after the domestication.

Organizational documents proposal D is a proposal to approve all other changes in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents as part of the domestication, including (i) adopting Delaware as the exclusive forum for certain stockholder litigation and (ii) granting a waiver regarding corporate opportunities to Sentinel Delaware’s directors and officers.

For additional information, see “The Organizational Documents Proposal” section of this proxy statement/prospectus.

The Public Accountant Proposal

Our shareholders are also being asked to approve, by ordinary resolution, a proposal to ratify the appointment of Withum as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

For additional information, see “The Public Accountant Proposal” section of this proxy statement/prospectus.

The Adjournment Proposal

If based on the tabulated vote, there are not sufficient votes at the time of the general meeting to approve the preceding proposals, Sentinel’s board of directors may submit a proposal to adjourn the general meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

For additional information, see “The Adjournment Proposal” section of this proxy statement/prospectus.

Date, Time and Place of General Meeting of Sentinel’s Shareholders

The general meeting will be held at 10:00 a.m., Eastern Time, on December 28, 2018, at the offices of Winston & Strawn LLP at 200 Park Avenue, New York, New York 10166, to consider and vote upon the proposals to be put to the general meeting, including if necessary, the adjournment proposal.

Voting Power; Record Date

Shareholders will be entitled to vote or direct votes to be cast at the general meeting if they owned ordinary shares at the close of business on December 5, 2018, which is the record date for the general meeting. Shareholders will have one vote for each ordinary share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Our warrants do not have voting rights. On the record date, there were 43,125,000 ordinary shares outstanding, of which 34,500,000 were public shares, with the rest being held by our initial shareholders.

Quorum and Vote of Sentinel Shareholders

A quorum of Sentinel shareholders is necessary to hold a valid meeting. A quorum will be present at the Sentinel general meeting if one or more shareholders holding at least a majority of the paid up voting share capital entitled to vote are present in person or by proxy. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

As of the record date for the general meeting, 21,562,501 ordinary shares would be required to achieve a quorum.

The proposals presented at the general meeting require the following votes:

•         Domestication proposal: The approval of the domestication proposal by special resolution requires a special resolution under Cayman Islands Companies Law, being the affirmative vote for the proposal by the holders of not less than two-thirds of the ordinary shares who, being present and entitled to vote at the general meeting to approve the domestication proposal, vote at the general meeting.

•         Organizational documents proposals: The separate approval of each of the organizational documents proposals by special resolution requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote for each of the organizational documents proposals by the holders of not less than two-thirds of the ordinary shares who, being present and entitled to vote, in person or, where proxies are allowed, by proxy, at the general meeting, to approve each such organizational documents proposal, vote at the general meeting.

•         Public accountant proposal: Approval of the public accountant proposal requires the affirmative vote for the proposal by the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting to approve the public accountant proposal, vote at the general meeting.

•         Adjournment proposal: The approval of the adjournment proposal requires the affirmative vote for the proposal by the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting to approve the adjournment proposal, vote at the general meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Appraisal Rights

Neither Sentinel shareholders nor Sentinel warrant holders have appraisal rights in connection with the domestication under the Cayman Islands Companies Law or under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Sentinel has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary general meeting — Revoking Your Proxy.”

Recommendation to Shareholders

Sentinel’s board of directors believes that the domestication proposal and the other proposals to be presented at the general meeting are in the best interest of Sentinel’s shareholders and unanimously recommends that its shareholders vote “FOR” the domestication proposal, “FOR” each of the separate organizational documents proposals, “FOR” the public accountant proposal and “FOR” the adjournment proposal, in each case, if presented to the general meeting.

U.S. Federal Income Tax Considerations

For a discussion summarizing the U.S. federal income tax considerations of the domestication, please see “U.S. Federal Income Tax Considerations.”

Anticipated Accounting Treatment

The Domestication

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Sentinel as a result of domestication. The business, capitalization, assets and liabilities and financial statements of Sentinel Delaware immediately following the domestication will be the same as those of Sentinel immediately prior to the domestication.

Comparison of Corporate Governance and Shareholder Rights

The domestication will change Sentinel’s jurisdiction of incorporation from the Cayman Islands to Delaware and, as a result, Sentinel’s organizational documents will change and will be governed by the DGCL rather than Cayman Islands Companies Law. There are differences between Cayman Islands corporate law, which currently governs Sentinel, and Delaware corporate law, which will govern Sentinel Delaware following the domestication. Additionally, there are differences between the new organizational documents of Sentinel Delaware and the current constitutional documents of Sentinel.

For a summary of the material differences among the rights of holders of common stock and holders of ordinary shares, see “Comparison of Corporate Governance and Shareholder Rights.”

Regulatory Matters

The domestication is not subject to any additional federal or state regulatory requirements or approvals, except for filings with the Cayman Islands and the State of Delaware necessary to effectuate the domestication.

Risk Factors

In evaluating the proposals to be presented at the general meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified.

Unless otherwise indicated, the information contained in this document on the market environment, market developments, growth rates, market trends and competition in the markets in which Sentinel operates is taken from publicly available sources, including third-party sources, or reflects Sentinel’s estimates that are principally based on information from publicly available sources.

Emerging Growth Company

Sentinel is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Sentinel intends to take advantage of the benefits of this extended transition period. This may make comparison of Sentinel’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Sentinel will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of its initial public offering, (b) in which it has total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which it is deemed to be a large accelerated filer, which means the market value of its Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period.

TICKER SYMBOL AND DIVIDEND INFORMATION

Sentinel

Units, Ordinary Shares and Warrants

Sentinel’s units, ordinary shares and public warrants are currently listed on The Nasdaq Capital Market under the symbols “STNLU,” “STNL” and “STNLW,” respectively.

Holders

As of November 28, 2018, there was one holder of record of our units, one holder of record of our Class A ordinary shares, three holders of record of our Class B ordinary shares and two holders of record of our public warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, Class A ordinary shares and public warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

Sentinel has not paid any cash dividends on its ordinary shares to date and does not intend to pay any cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon Sentinel Delaware’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of Sentinel Delaware’s board of directors at such time.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included and incorporated by reference in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, results of operations or financial condition of Sentinel Delaware and could adversely affect the trading price of its common stock.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this proxy statement/prospectus captioned “U.S. Federal Income Tax Considerations — U.S. Holders”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “U.S. Federal Income Tax Considerations — U.S. Holders — PFIC Considerations”). Depending on the particular circumstances, application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this proxy statement/prospectus captioned “U.S. Federal Income Tax Considerations — U.S. Holders — PFIC Considerations.”

Your rights as a shareholder will change as a result of the domestication.

Currently, your rights as a shareholder of Sentinel arise under the laws of the Cayman Islands, as well as the Existing Organizational Documents. Upon effectiveness of the domestication, your rights as a shareholder of Sentinel Delaware will arise under Delaware law, as well as the Proposed Organizational Documents. The Proposed Organizational Documents and Delaware law contain provisions that differ in certain material respects from those in our Existing Organizational Documents and Cayman Islands law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the domestication and how they may differ from your current rights, please see “The Domestication Proposal — Comparison of Corporate Governance and Shareholder Rights.” We also urge shareholders to carefully consult the information set forth in the section entitled “The Organizational Documents Proposals,” the Existing Organizational Documents of Sentinel, attached hereto as Annex A and the Proposed Organizational Documents of Sentinel Delaware, attached hereto as Annexes B and C.

Anti-takeover provisions in our Proposed Organizational Documents and under Delaware law could make an acquisition of us more difficult and limit attempts by our shareholders to replace or remove our current management.

Both the Existing Organizational Documents and Proposed Organizational Documents contain anti-takeover provisions that may have the effect of delaying or preventing a change in control or changes in our management. The Proposed Organizational Documents, which will be effective following the effectiveness of the domestication, include the following anti-takeover provisions:

•         the inability of our shareholders to act without a meeting of the shareholders;

•         rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings; and

•         the ability of our directors, and not shareholders, to fill vacancies on the Board.

For a comparison of how these provisions may differ from your current rights, please see “The Domestication Proposal — Comparison of Corporate Governance and Shareholder Rights.”

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of Sentinel Delaware’s board of directors, which is responsible for appointing the members of our management, and may discourage, delay or prevent a transaction involving a change in control of Sentinel Delaware that is in the best interest of our minority shareholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if shareholders view them as discouraging future takeover attempts.

In addition, following the domestication, we will be subject to provisions of Delaware law, including Section 203 of the DGCL, which may prohibit certain stockholders holding 15% or more of Sentinel Delaware’s outstanding capital stock from engaging in certain business combinations with us for a specified period of time.

The Proposed Organizational Documents designate the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could discourage lawsuits against us and our directors and officers.

The Proposed Bylaws, which would become effective upon completion of the domestication, provide that unless the Board otherwise determines, the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to the Company or our shareholders, any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL or Sentinel Delaware’s governing documents, or any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. This exclusive forum provision may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors or officers, which may discourage such lawsuits against us and our directors and officers.

EXTRAORDINARY GENERAL MEETING

General

Sentinel is furnishing this proxy statement/prospectus to Sentinel’s shareholders as part of the solicitation of proxies by Sentinel’s board of directors for use at the general meeting to be held on December 28, 2018, and at any adjournment thereof. This proxy statement/prospectus is first being furnished to Sentinel’s shareholders on or about  December  , 2018 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides Sentinel’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the general meeting.

Date, Time and Place

The general meeting will be held on December 28, 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York, 10166.

Purpose of the Sentinel General Meeting

At the general meeting, Sentinel is asking holders of ordinary shares to:

•         consider and vote upon a proposal to approve by special resolution, the change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (we refer to this proposal as the “domestication proposal”);

•         consider and vote upon four separate proposals (which we refer to, collectively, as the “organizational documents proposals”) to approve by special resolution, assuming the domestication proposal is approved and adopted, the following material differences between the current amended and restated memorandum and articles of association of Sentinel and the Proposed Organizational Documents of Sentinel Delaware:

(1)      to approve the provision in Sentinel Delaware’s Proposed Charter authorizing that only the board of directors, chairperson of the board of directors, or the chief executive officer may call a meeting of stockholders (we refer to this as “organizational documents proposal A”);

(2)      to approve the provision in the Proposed Charter providing that the directors of Sentinel Delaware may only be removed for cause (we refer to this as “organizational documents proposal B”);

(3)      to approve the provision in the Proposed Charter removing the ability of shareholders to act by written consent in lieu of a meeting (we refer to this as “organizational documents proposal C”);

(4)      to approve all other changes in connection with the replacement of the current amended and restated memorandum and articles of association of Sentinel with the Proposed Organizational Documents of Sentinel Delaware as part of the domestication, including (i) adopting Delaware as the exclusive forum for certain stockholder litigation and (ii) granting a waiver regarding corporate opportunities to Sentinel Delaware’s directors and officers (we refer to this as “Organizational documents proposal D”);

•         consider and vote upon a proposal to approve by ordinary resolution to ratify the appointment of Withum as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018 (we refer to this proposal as the “public accountant proposal”); and

•         consider and vote upon a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the preceding proposals would not be duly approved and adopted by our shareholders (we refer to this proposal as the “adjournment proposal”).

Recommendation of Sentinel Board of Directors

Sentinel’s board of directors has unanimously determined that the domestication proposal is in the best interests of Sentinel and its shareholders, has unanimously approved the domestication proposal, and unanimously recommends that shareholders vote “FOR” the domestication proposal, “FOR” each of the separate organizational documents proposals, “FOR” the public accountant proposal and “FOR” the adjournment proposal, in each case, if presented to the general meeting.

Record Date; Who is Entitled to Vote

Sentinel has fixed the close of business on December 5, 2018, as the “record date” for determining Sentinel shareholders entitled to notice of and to attend and vote at the general meeting. As of the close of business on December 5, 2018, there were 43,125,000 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote per share at the general meeting, except as otherwise noted in this proxy statement.

Quorum

The presence, in person or by proxy, of one or more shareholders holding at least a majority of the paid up voting share capital entitled to vote constitutes a quorum at the general meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Sentinel but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. They will also not be treated as shares voted on the matter. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the domestication proposal.

Vote Required for Approval

The approval of the domestication proposal requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. Pursuant to the Existing Organizational Documents, in connection with any vote to change the Company’s jurisdiction of incorporation, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share held by them and holders of our Class A ordinary shares will have one vote for every Class A ordinary share held by them. Our initial shareholders have indicated to us that they intend to vote in favor of the domestication proposal and the other proposals presented at the general meeting. As a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholder.

The approval of each of the separate organizational documents proposals requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote, in person or, where proxies are allowed, by proxy, at the general meeting, vote at the general meeting. Each of the organizational documents proposals is conditioned on the approval of the domestication proposal. Therefore, if the domestication proposal is not approved, each of the organizational documents proposals will have no effect, even if approved by our public shareholders.

The approval of the public accountant proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. The public accountant proposal is not conditioned on the approval of any other proposal.

The approval of the adjournment proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. The adjournment proposal is not conditioned upon any other proposal.

In each case, abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Voting Your Shares

Each ordinary share that you own in your name entitles you to one vote. Your proxy card shows the number of ordinary shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your ordinary shares at the general meeting:

•         You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Sentinel’s board “FOR” the domestication proposal, “FOR” each of the separate organizational documents proposals, “FOR” the public accountant proposal and “FOR” the adjournment proposal, in each case, if presented to the general meeting. Votes received after a matter has been voted upon at the general meeting will not be counted.

•         You Can Attend the General Meeting and Vote in Person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a valid legal proxy from the broker, bank or other nominee. That is the only way Sentinel can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a Sentinel shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•         you may send another proxy card with a later date;

•         you may notify Kent Jamison, Sentinel’s General Counsel and Secretary, in writing before the general meeting that you have revoked your proxy; or

•         you may attend the general meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing STNL.info@morrowsodali.com.

Appraisal Rights

Neither Sentinel shareholders nor Sentinel warrant holders have appraisal rights in connection with the domestication under the Cayman Islands Companies Law or under the DGCL.

Proxy Solicitation Costs

Sentinel is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Sentinel and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Sentinel will bear the cost of the solicitation.

Sentinel has hired Morrow Sodali LLC to assist in the proxy solicitation process. Sentinel will pay that firm a fee of $20,000 plus disbursements. Such fee will be paid with non-trust account funds.

Sentinel will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Sentinel will reimburse them for their reasonable expenses.

THE DOMESTICATION PROPOSAL

Overview

As discussed in this proxy statement/prospectus, Sentinel is asking its shareholders to approve the domestication proposal. The board of directors of Sentinel has unanimously approved a change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “domestication”). To effect the domestication, Sentinel will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Sentinel will be domesticated and continue as a Delaware corporation. On the effective date of the domestication, each of Sentinel’s currently issued and outstanding Class A ordinary shares and Class B ordinary shares will automatically convert by operation of law into one share of Class A common stock and one share of Class B common stock, respectively, in accordance with the terms of the Proposed Charter. Similarly, each of Sentinel’s outstanding warrants will become warrants to acquire the corresponding shares of Class A common stock and no other changes will be made to the terms of any outstanding warrants as a result of the domestication. In addition, the outstanding units of Sentinel will become units of Sentinel Delaware (each of which consisting of one share of Class A common stock and one-third of one warrant to purchase one share of Class A common stock).

The domestication proposal, if approved, will approve a change of Sentinel’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while Sentinel is currently governed by the Cayman Islands Companies Law, upon domestication, Sentinel Delaware will be governed by the DGCL. We urge shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.” Additionally, we note that if the domestication proposal is approved, then Sentinel will also ask its shareholders to approve the organizational documents proposals (discussed below), which, if approved, will replace our current amended and restated memorandum and articles of association under the Cayman Islands Companies Law (the “Existing Organizational Documents”) with the Proposed Charter and Proposed Bylaws of Sentinel Delaware under the DGCL (the “Proposed Organizational Documents”). The Proposed Organizational Documents differ in certain material respects from the Existing Organizational Documents and we urge shareholders to carefully consult the information set out below under “The Organizational Documents Proposals,” the Existing Organizational Documents of Sentinel, attached hereto as Annex A and the Proposed Organizational Documents of Sentinel Delaware, attached hereto as Annexes B and C.

Reasons for the Domestication

We are seeking approval of the domestication proposal principally for tax-related reasons, as described below. If we do not effect the domestication prior to January 1, 2019, we believe we will be deemed a “passive foreign investment company” for U.S. federal income tax purposes for the 2018 taxable year, which could have adverse consequences for U.S. Holders of our securities. Although we are also required to effect a domestication in order to consummate our proposed business combination with Strike, we are seeking to effect the domestication independently of the proposed business combination with Strike so that the Company will not be deemed a PFIC for the 2018 taxable year. If our shareholders do not approve the domestication at this special meeting, we will seek shareholder approval of another domestication proposal when we seek shareholder approval of the proposed business combination with Strike.

In addition, our board of directors believes that there are significant advantages to Sentinel Delaware that will arise as a result of a change of domicile to Delaware. Further, our board of directors believes that any direct benefit that Delaware law provides to a corporation also indirectly benefits the shareholders, who are the owners of the corporation. The board of directors believes that there are several reasons why a reincorporation in Delaware is in the best interests of Sentinel and its shareholders.

As explained in more detail below, our reasons for the domestication can be summarized as follows:

•         If the domestication is effected prior to January 1, 2019, the Company will not be a PFIC for U.S. federal income tax purposes for its current taxable year. If the domestication is effected prior to January 1, 2019, then the Company will not be deemed a “passive foreign investment company” for U.S. federal income tax purposes for the taxable year ending December 31, 2018. If the Company were to be deemed a PFIC for its current taxable year, then a U.S. Holder that has not had a valid QEF election in effect for its entire holding period in its Sentinel ordinary shares (or a mark-to-market election as described below) may be subject to adverse tax consequences upon the sale of its Sentinel ordinary shares and upon the domestication (as described below). If such a U.S. Holder sells or is otherwise treated as disposing of its Sentinel ordinary shares, the entire amount of any gain realized upon the sale will be treated as an “excess distribution” made in the year of sale and as a consequence will generally be treated as ordinary income, and, to the extent allocated to years prior to the year of sale, will be subject to a special interest charge.

•         Prominence, Predictability, and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours. Based on publicly available data, over half of publicly-traded corporations in the United States and 60% of all Fortune 500 companies are incorporated in Delaware.

•         Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. Such clarity would be advantageous to Sentinel Delaware, its board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Sentinel Delaware’s shareholders from possible abuses by directors and officers.

•         Increased Ability to Attract and Retain Qualified Directors. Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers, and shareholders alike. Sentinel Delaware’s incorporation in Delaware may make Sentinel Delaware more attractive to future candidates for our board of directors, because many such candidates are already familiar with Delaware corporate law from their past business experience. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws — especially those relating to director indemnification (as discussed below) — draw such qualified candidates to Delaware corporations. Our board of directors therefore believes that providing the benefits afforded directors by Delaware law will enable Sentinel Delaware to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for our shareholders from possible abuses by directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman law on matters regarding a corporation’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Delaware will enable the surviving corporation to compete more effectively with other public companies in attracting and retaining new directors.

Anticipated Accounting Treatment of the Domestication

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Sentinel as a result of domestication. The business, capitalization, assets and liabilities and financial statements of Sentinel Delaware immediately following the domestication will be the same as those of Sentinel immediately prior to the domestication.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved as special resolutions that Sentinel Energy Services Inc. be de-registered in the Cayman Islands pursuant to Clause 182 of the Amended and Restated Articles of Association of Sentinel Energy Services Inc. and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Sentinel Energy Services Inc. in the State of Delaware as a corporation with the laws of the State of Delaware, the name of Sentinel be changed to Sentinel Delaware.”

Vote Required for Approval

The approval of the domestication proposal requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. Pursuant to the Existing Organizational Documents, in connection with any vote to change the Company’s jurisdiction of incorporation, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share held by them and holders of our Class A ordinary shares will have one vote for every Class A ordinary share held by them. As a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholder. Our initial shareholders have indicated to us that they intend to vote in favor of the domestication proposal and the other proposals presented at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.

THE ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

If the domestication proposal is approved, Sentinel will replace its current amended and restated memorandum and articles of association (the “Existing Organizational Documents”), under the Cayman Islands Companies Law, with a new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Sentinel Delaware, in each case, under the DGCL.

Sentinel’s shareholders are asked to consider and vote upon and to approve by special resolution four separate proposals (collectively, the “organizational documents proposals”) in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents. The organizational documents proposals are conditioned on the approval of the domestication proposal. Therefore, if the domestication proposal is not approved, the organizational documents proposals will have no effect, even if approved by our public shareholders.

Organizational Documents Proposal A — Approval of Proposal Relating to the Ability of Stockholders to Call a Special Meeting

In connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents, Sentinel’s shareholders are being asked to approve the provisions in the Proposed Charter, pursuant to which only (i) the board of directors, (ii) the chairperson of the board of directors, or (iii) the chief executive officer may call a meeting of stockholders. Under the Proposed Organizational Documents, Sentinel Delaware’s stockholders have no power to call a special meeting.

Organizational Documents Proposal B — Removal for Cause

In connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents, Sentinel’s shareholders are being asked to approve the provision in the Proposed Charter providing that the directors of Sentinel Delaware may only be removed for cause.

Organizational Documents Proposal C — Approval of Proposal Relating to the Ability of Stockholders to Act by Written Consent

In connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents, Sentinel’s shareholders are being asked to approve the provision in the Proposed Charter removing the ability of shareholders to act by written consent in lieu of a meeting (we refer to this as “organizational documents proposal C”);

Organizational Documents Proposal D — Approval of Other Changes in Connection With Adoption of the Proposed Organizational Documents

In connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents, Sentinel’s shareholders are being asked to approve all other changes in connection with the replacement of the current amended and restated memorandum and articles of association of Sentinel with the Proposed Charter and Proposed Bylaws of Sentinel Delaware as part of the domestication, including, among other things, (i) adopting Delaware as the exclusive forum for certain stockholder litigation and (ii) granting a waiver regarding corporate opportunities to Sentinel Delaware’s directors and officers.

Reasons for the Approval of the Organizational Documents Proposals

Sentinel is proposing the adoption of each of the Proposed Organizational Documents in connection with the domestication because they contain provisions typical of other Delaware special purpose acquisition companies.

Approval of Proposal Relating to the Ability of Stockholders to Call a Special Meeting

Our board of directors believes it is in the best interests of Sentinel to approve organizational documents proposal A because these changes are necessary to adequately address the needs of Sentinel Delaware after the domestication. Limiting the stockholders’ ability to call a special meeting limits the opportunities for minority stockholders to remove directors, amend organizational documents or take other actions without the board of directors’ consent or to call a stockholders meeting to otherwise advance minority stockholders’ agenda. The amendment is intended to avoid distraction of management caused by holding meetings in addition to the annual meeting unless the board of directors, chairperson of the board of directors or chief executive officer determines such expense and management focus is warranted.

Removal for Cause

Our board of directors believes that allowing the removal of directors only for cause would (i) increase board continuity and the likelihood that experienced board members with familiarity of Sentinel Delaware’s business operations would serve on the board at any given time, (ii) ensure that control of the board would not abruptly shift in the event of a sudden acquisition of a substantial portion of Sentinel Delaware’s common stock by an unrelated person, group or entity and (iii) make it more difficult for a potential acquiror or other person, group or entity to gain control of Sentinel Delaware’s board of directors.

Approval of Proposal Relating to the Ability of Stockholders to Act by Written Consent

Sentinel Delaware’s shareholders will have the ability to propose items of business (subject to the restrictions set forth in the Proposed Charter) at duly convened shareholder meetings; Organizational documents proposal C does not foreclose that right, but does limit shareholders’ ability to take such and other actions by written consent. Eliminating the right of shareholders to act by written consent limits the circumstances under which shareholders can act on their own initiative to remove directors, or alter or amend Sentinel Delaware’s organizational documents outside of a duly called special or annual meeting of the stockholders of Sentinel Delaware. Further, our board of directors believes continuing to limit shareholders’ ability to act by written consent will reduce the time and effort our board of directors and management would need to devote to shareholder proposals, which time and effort could distract our directors and management from other important company business. In addition, the elimination of the shareholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the board of directors only at a duly called special or annual meeting.

Exclusive Forum

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist Sentinel Delaware in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. Our board of directors believes that the Delaware courts are best suited to address disputes involving such matters given that after the domestication, Sentinel Delaware will be incorporated in Delaware. Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties.

The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the post-domestication company with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions.

In addition, this amendment would promote judicial fairness and avoid conflicting results, as well as make the post-domestication company’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

Waiver of Corporate Opportunities

Our board of directors believes that granting this waiver is essential to our ability to retain and attract qualified directors and officers. We expect that our directors and officers would likely engage in business activities outside of Sentinel Delaware and would anticipate that such outside experience would be beneficial to any such director’s board service for and management of Sentinel Delaware. Our board of directors believes that without such a waiver, our directors and officers could be dissuaded from serving on Sentinel Delaware’s board if they are concerned that their directorship could foreclose them from, or expose them to potential liability for, pursuing commercial opportunities in their individual capacity (including in connection with other entities unrelated to Sentinel Delaware and its affiliates). Our board believes that the corporate opportunity waiver included in the Proposed Organizational Documents provides a clear delineation between what constitutes a corporate opportunity for Sentinel Delaware and what constitutes a commercial opportunity that a director or officer may otherwise pursue in his or her individual capacity, and that such clarity will enable Sentinel Delaware to attract and retain qualified directors and officers.

Comparison of Existing Organizational Documents to Proposed Organizational Documents

The Proposed Organizational Documents differ materially from the Existing Organizational Documents. The following table sets forth a summary of the principal changes proposed to be made between the Existing Organizational Documents and the Proposed Organizational Documents for Sentinel Delaware. This summary is qualified by reference to the complete text of the Existing Organizational Documents of Sentinel, attached to this proxy statement/prospectus as Annex A and the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B and the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C. All shareholders are urged to read each of the Proposed Organizational Documents in its entirety for a more complete description of its terms. Additionally, as the Existing Organizational Documents are governed by the Cayman Islands Companies Law and the Proposed Organizational Documents will be governed by the DGCL, we urge shareholders to carefully consult the information set out under the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement/prospectus.

	Existing Organizational Documents	Proposed Organizational Documents
Ability of Stockholder to Call a Special Meeting (Organizational documents proposal A)

The Existing Organizational Documents provide that the board of directors shall, on a shareholders’ requisition, proceed to convene a general meeting of Sentinel, provided that the requesting shareholder holds not less than 10% of the paid up voting share capital of Sentinel.

See Paragraph 79 of the Existing Organizational Documents.

The Proposed Organizational Documents do not permit the stockholders of Sentinel Delaware to call a special meeting. See Section 7.1 of the Proposed Charter.

Removal for Cause (Organizational documents proposal B)	The Existing Organizational Documents provide that any director may be removed from office by an ordinary resolutions of shareholders. See Clause 134 of the Existing Organizational Documents

The Proposed Organizational Documents provide that any or all of Sentinel Delaware’s board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66⅔ percent of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors.

See Section 5.4 of the Proposed Charter.

Actions by Written Consent (Organizational documents proposal C)

The Existing Organizational Documents provide that a resolution in writing signed by all the shareholders entitled to vote at general meetings shall be as valid and effective as if the same had been passed at a duly convened and held general meeting.

See Clause 107 of the Existing Organizational Documents

The Proposed Organizational Documents provide that any action required or permitted to be taken by Sentinel Delaware’s stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

See Section 7.3 of the Proposed Charter.

	Existing Organizational Documents	Proposed Organizational Documents
Exclusive Jurisdiction (Organizational documents proposal D	The Existing Organizational Documents do not contain a provision adopting an exclusive forum for certain stockholder litigation.	The Proposed Organizational Documents adopt Delaware as the exclusive forum for certain stockholder litigation. See Article X of the Proposed Charter

Corporate Opportunities (Organizational documents proposal D)

The Existing Organizational Documents contain certain allowances in relation to entering into a business combination (as defined in such documents) with an affiliate of our Sponsor or our own directors or executive officers.

See Clause 30 of the Existing Articles.

The Proposed Organizational Documents grant a waiver regarding corporate opportunities to Sentinel Delaware’s directors and officers (although Sentinel Delaware does not renounce any interest or expectancy in business opportunities presented to a director or officer solely in his or her capacity as such).

See Article IX of the Proposed Charter.

Vote Required for Approval

The approval of organizational documents proposals requires a special resolution under the Cayman Islands Companies Law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote, in person or, where proxies are allowed, by proxy, at the general meeting, vote at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ORGANIZATIONAL DOCUMENTS PROPOSALS.

THE PUBLIC ACCOUNTANT PROPOSAL

Upon the recommendation of the audit committee of Sentinel, Sentinel’s board of directors proposes that its shareholders ratify the appointment of WithumSmith+Brown, PC (“Withum”) to serve as the independent registered public accounting firm of Sentinel for the fiscal year ending December 31, 2018. Withum served as the independent registered public accounting firm of Sentinel for the fiscal year ended December 31, 2017. Sentinel’s audit committee is submitting the appointment of Withum to shareholders because it values Sentinel’s shareholders’ view on its independent registered public accounting firm and as matter of good corporate governance. Representatives of Withum are not expected to be present at the general meeting but will be available to respond to appropriate questions in writing. If Sentinel’s shareholders do not ratify the appointment of Withum, Sentinel’s board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to Sentinel by Withum since our inception.

For the Year Ended December 31, 2017
Audit fees(1)	$87,000
Audit-related fees(2)	—
Tax fees(3)	—
All other fees(4)	—
Total fees	$87,000

____________

(1)      Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees billed by Withum for professional services rendered for the audit of our annual financial statements, and other required filings with the SEC for the year ended December 31, 2017 totaled approximately $24,000 and approximately $63,000 related to audit services in connection with our initial public offering. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

(2)      Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the year ended December 31, 2017, Sentinel did not pay Withum for consultations concerning financial accounting and reporting standards.

(3)      Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)      All Other Fees. All other fees consist of fees billed for all other services.

Auditor Independence

In the fiscal year ended December 31, 2017, there were no other professional services provided by Withum, other than those listed above, that would have required Sentinel’s audit committee to consider their compatibility with maintaining the independence of Withum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Sentinel’s audit committee was not formed until November 7, 2017. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of the audit committee were approved by Sentinel’s board of directors of directors. Since the formation of Sentinel’s audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for Sentinel by Withum, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Vote Required

The ratification of the appointment of Withum requires the affirmative vote of a majority of the ordinary shares present in person, by proxy, or, if a corporation or other non-natural person, by its duly authorized representative, at the general meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote AGAINST the proposal, and broker non-votes will have no effect.

The public accountant proposal is not conditioned upon any other proposal.

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUMSMITH+BROWN, PC.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Sentinel’s board of directors to submit a proposal to approve, by ordinary resolution, the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve any of the proposals.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is presented to the general meeting and is not approved by the shareholders, Sentinel’s board of directors may not be able to adjourn the general meeting to a later date in the event that based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve the proposals.

Vote Required for Approval

The approval of the adjournment proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

The adjournment proposal is not conditioned upon any other proposal.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Sentinel is an exempted company incorporated under the Cayman Islands Companies Law (2018 Revision) (the “Cayman Islands Companies Law”). The Cayman Islands Companies Law and Sentinel’s current amended and restated memorandum and articles of association govern the rights of its shareholders. The Cayman Islands Companies Law differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the current amended and restated memorandum and articles of association will differ in certain material respects from the Proposed Charter and Proposed Bylaws of Sentinel Delaware. As a result, when you become a stockholder of Sentinel Delaware, your rights will differ in some regards as compared to when you were a shareholder of Sentinel before the domestication.

Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of Sentinel and Sentinel Delaware according to applicable law and/or the organizational documents of Sentinel and Sentinel Delaware. You also should review the Proposed Charter and Proposed Bylaws of Sentinel Delaware attached hereto as Annexes B and C to this proxy statement/prospectus, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Cayman Islands Companies Law, to understand how these laws apply to Sentinel and Sentinel Delaware.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations

Mergers generally require approval of a majority of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Mergers require a special resolution, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval — there is no exception for smaller mergers.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Stockholder/Shareholder Votes for Routine Matters

Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Under the Cayman Islands Companies Law the Existing Organizational Documents, routine corporate matters may be approved by an ordinary resolution (being a resolution passed by a simple majority of the shareholders as being entitled to do so).

	Delaware	Cayman Islands
Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per Organizational documents proposal D)

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to Sentinel and its stockholders.

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill. Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith.	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud, dishonesty or willful default or to protect from the consequences of committing a crime.

Limited Liability of Directors

Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

Liability of directors may be limited, except with regard to their actual fraud or willful default.

INFORMATION ABOUT SENTINEL

Introduction

Sentinel was incorporated on June 5, 2017 as a Cayman Islands exempted company in order to serve as a vehicle for the acquisition of a target business. Although Sentinel’s efforts to identify a prospective target business have not been limited to any particular industry or geographic region, its management focused on identifying opportunities in the oil and gas services industry sector. Sentinel’s efforts have been limited to organizational activities, completion of its IPO and the identification and evaluation of possible acquisition targets for business combinations.

Initial Public Offering

Sentinel is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, Sentinel is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

On November 7, 2017, we consummated the initial public offering (the “IPO”) of 34,500,000 units, including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option. Each unit consists of one Class A ordinary share and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per whole share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $345,000,000. Prior to the consummation of the IPO, in June 2017, the Sponsor purchased 14,375,000 Class B ordinary shares (the “founder shares”) for an aggregate purchase price of $25,000, or approximately $0.002 per share. The number of founder shares issued was determined based on the expectation that the IPO would be 57,500,000 units and therefore that such founder shares would represent, on an as-converted basis, 20% of the outstanding Class A ordinary shares under the IPO. In August 2017, the Sponsor surrendered 5,750,000 of its Class B ordinary shares for no consideration, resulting in the Sponsor holding an aggregate of 8,625,000 Class B ordinary shares. In October 2017 and January 2018, the Sponsor transferred 37,500 founder shares to Marc Zenner and Jon Marshall, respectively, for the same per-share purchase price initially paid by the Sponsor.

Simultaneously with the consummation of the IPO, we consummated the private sale of an aggregate of 5,933,333 warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, to the Sponsor at a price of $1.50 per warrant, generating gross proceeds, before expenses, of $8,900,000 (the “private placement warrants”). The warrants sold in the private placement, or the private placement warrants, are identical to the warrants included in the units sold in the IPO, except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by Sentinel, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the Sentinel completes its initial business combination and (iii) they may be exercised by the holders on a cashless basis.

Upon the closing of the IPO and the private placement warrants, $345,000,000 was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “trust account”). Except for the withdrawal of interest to pay income taxes, if any, our Existing Charter provides that none of the funds held in trust will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of Sentinel’s public shares if Sentinel is unable to complete a business combination by November 7, 2019, subject to applicable law. The proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

After the payment of underwriting discounts and commissions (excluding the deferred portion of $12,075,000 in underwriting discounts and commissions, which amount will be payable upon consummation of our initial business combination if consummated) and approximately $1,000,000 in expenses relating to the IPO, approximately $1,000,000 of the net proceeds of the IPO and private placement was not deposited into the trust account and was retained by us for working capital purposes. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of September 30, 2018, there was $348,956,985 in investments and cash held in the trust account and $555,272 of cash held outside the trust account available for working capital purposes.

Fair Market Value of Target Business

Sentinel’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the business combination. Sentinel will not complete a business combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act.

Stockholder Approval of Business Combination

Under Sentinel’s Existing Organizational Documents, in connection with any proposed business combination, Sentinel must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares, subject to the limitations described in the prospectus for Sentinel’s IPO.

Voting Restrictions in Connection with Stockholder Meeting

Our initial stockholders (consisting of our Sponsor and our independent directors) and our other officers and directors entered into letter agreements to vote their founder shares, as well as any public shares purchased during or after the IPO, in favor of the proposals being presented at the special meeting. As of the date hereof, our Sponsor and our independent directors own 20.0% of our total outstanding shares of common stock.

Liquidation if No Business Combination

We have until November 7, 2019 to complete our initial business combination. If we are unable to complete our business combination by that date (or such later date as our stockholders may approve in accordance with our Existing Charter), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination by November 7, 2019.

Our initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the required time frame. However, if our initial stockholders acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination by November 7, 2019.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsor to reserve for such indemnification obligations and we cannot assure you that our Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of the IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

If we file a winding up petition or a winding up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and a liquidator may determine that such funds should be included in our insolvency estate and subject to the claims of third party creditors with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a winding up petition or a winding up petition is filed against us that is not dismissed, any distributions received by stockholders could be subject to challenge under applicable debtor/creditor and/or insolvency laws as a “voidable preference”. As a result, a liquidator could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Properties

We currently lease executive offices at 700 Louisiana Street, Suite 2700, Houston, Texas 77002 from our Sponsor. We consider our current office space adequate for our current operations. We have agreed to pay our Sponsor up to $10,000 per month for office space, utilities, secretarial support and administrative services. We believe, based on rents and fees for similar services, that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

Sentinel has three executive officers. These individuals are not obligated to devote any specific number of hours to Sentinel’s matters and intend to devote only as much time as they deem necessary to its affairs. Sentinel does not intend to have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Krishna Shivram	56	Chief Executive Offıcer and Director
Gerald Cimador	46	Chief Financial Officer and Chief Accounting Officer
Kent Jamison	59	General Counsel and Secretary
Andrew Gould	71	Chairman of the Board of Directors
Charles Leykum	41	Director
Jon A. Marshall	67	Director
Marc Zenner	55	Director
Ronald Steger	64	Director
Craig Levering	61	Director

Krishna Shivram — Chief Executive Officer and Director. Krishna Shivram has served as our Chief Executive Officer since June 16, 2017. He was most recently interim Chief Executive Officer and Chief Financial Officer of Weatherford International plc, a provider of oil and gas services. He was previously appointed Executive Vice President and Chief Financial Officer of Weatherford International plc in November 2013. He has over

29 years of financial and operational management experience in the oilfield service industry and previously worked for Schlumberger Ltd. in a variety of roles across the globe. Immediately prior to joining Weatherford, Mr. Shivram served as Vice President and Treasurer of Schlumberger Ltd. since January 2011. During his tenures with Weatherford and Schlumberger, Mr. Shivram either directly or as part of a team effected M&A transactions valued at over $15 billion, creating significant stockholder value in the process. Mr. Shivram currently also serves on the board of directors of Ranger Energy Services, Inc. We believe that Mr. Shivram’s expertise as a Chartered Accountant with extensive experience in financial accounting, income taxes and treasury operations, and a strong background in operations, corporate finance and mergers and acquisitions, enable him to contribute significantly to our management team and board of directors.

Gerald Cimador — Chief Financial Officer and Chief Accounting Officer. Gerald Cimador has served as our Chief Financial Officer and Chief Accounting officer since June 16, 2017. He is currently serving as the Chief Financial Officer of CSL. From 1999 to 2008 Mr. Cimador was Controller of Moore Capital Management LP, a private investment management firm. Prior to that, from 1997 to 1999, Mr. Cimador served as Audit Manager of Ernst & Young LLP. Mr. Cimador started his career as Audit Senior for Goldstein Golub Kessler & Co. from 1994-1997. He has a BBA in Accounting from Hofstra University. Mr. Cimador’s extensive experience working for our Sponsor and investing in the energy industry makes him a valuable addition to our management team.

Kent Jamison — General Counsel and Secretary. Kent Jamison has served as our General Counsel and Secretary since June 16, 2017 and was a member of our board of directors from January 2, 2018 to November 7, 2018. Mr. Jamison joined CSL in May 2015 as General Counsel. His responsibilities included overseeing legal and related compliance matters for the Investment Manager and the Portfolio Companies. Before joining the Investment Manager, Mr. Jamison was a senior partner at Locke Lord LLP, focusing primarily on private equity and merger and acquisition transactions and securities compliance matters. Mr. Jamison holds a B.A. cum laude from Davidson College and a J.D. cum laude from Wake Forest University. Mr. Jamison’s extensive experience as an attorney representing public and private corporations, as well as his detailed knowledge of corporate governance matters, enable him to provide useful insight to our management team.

Andrew F. J. Gould — Director. Andrew Gould has served as Chairman of our board of directors since June 30, 2017. Mr. Gould served as the Chairman of the Board of Directors and Chief Executive Officer of Schlumberger Limited from 2003 until his retirement in 2011. Mr. Gould started his career at Schlumberger in 1975 and held various leadership roles throughout the world before his appointment as the Chief Executive Officer. Mr. Gould currently serves as an independent director of Saudi Aramco and as a director of BJS LLC. He previously served as a non-executive director of Rio Tinto, a resources and mining corporation, from 2002 until 2012, and a non-executive director and Chairman of BG Group, an international exploration and production company, from 2011 until 2016. Mr. Gould has a Bachelor’s degree in Economic History from Cardiff University and qualified as a chartered accountant in the United Kingdom. We believe Mr. Gould’s extensive background in the oilfield services business and executive experience make him well qualified to serve on our board of directors.

Charles S. Leykum — Director. Charles S. Leykum has served as a member of our board of directors since June 16, 2017. Mr. Leykum founded CSL, an energy services-focused private equity firm in 2008. Prior to founding CSL, Mr. Leykum was a Portfolio Manager at Soros Fund Management LLC. Before his time at Soros, he worked in the Principal Investment Area and the Investment Banking Division of Goldman Sachs & Co. LLC. Mr. Leykum currently also serves on the board of directors of Ranger Energy Services, Inc. Mr. Leykum graduated with a Bachelor of Arts in Economics from Columbia University and a Master of Business Administration from Harvard Business School. We believe that Mr. Leykum’s extensive experience investing in the energy industry and serving as a director for several energy companies brings important and valuable skills to our board of directors.

Jon A. Marshall — Director. Jon A. Marshall has served as a member of our board of directors since January 31, 2018. Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008 and as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when Sentinel merged with Transocean Inc. Mr. Marshall currently serves as a director for Noble Corporation plc, Cobalt International Energy, Inc., Southwestern Energy Company and various other private companies and non-profit organizations. Mr. Marshall has a Bachelor of Science in Engineering from the United States Military Academy of West Point. We believe that Mr. Marshall’s extensive experience in executive positions and experience as a director of public offshore energy focused companies brings important and valuable skills to our board of directors.

Marc Zenner — Director. Marc Zenner has served as a member of our board of directors since November 2017. Mr. Zenner recently retired as Global co-head of Corporate Finance Advisory within J.P. Morgan’s Investment Bank where he was a managing director from 2007 to 2017. Before joining J.P. Morgan in 2007, Mr. Zenner was managing director and Global Head of the Financial Strategy Group (FSG), a corporate finance advisory group within the Investment Banking Division of Citi’s Global Markets. From 2000 to 2003, Mr. Zenner was a Director in the Financial Strategy Group at Citi. Prior to his career in investment banking, Mr. Zenner was the Chairman of the Finance and Economics Area and a Professor of Finance at The University of North Carolina’s Kenan-Flagler Business School (in Chapel Hill). We believe that Mr. Zenner’s background in corporate finance and in the energy industry, including his experience with strategic combinations and capital raises, make him well qualified to serve on our board of directors.

Ron Steger — Director. Ron Steger has served as a member of our board of directors since November 7, 2018. Mr. Steger has served as a director of Global Eagle Entertainment Inc. (Nasdaq: GEE) since April 2017 and has served as its Audit Committee Chair since June 2017. Mr. Steger has also served on the board of directors of Overseas Shipholding Group, Inc. (NYSE: OSG) since August 2014 and currently serves on that board’s Audit Committee (as chair) and its Corporate Governance & Risk Committee. Mr. Steger has also served as a member of the board of directors of Great Lakes Dredge & Dock Corporation (Nasdaq: GLDD) since May 2018. Mr. Steger previously served on the board of directors of International Seaways Inc. (NYSE: INSW) from November 2016 to June 2017, where he served on that board’s Audit Committee and its Corporate Governance & Risk Assessment Committee. Since September 2015, Mr. Steger has served as the Senior Technical Advisor to the Effectus Group, an accounting advisory firm based in Silicon Valley, and since February 2014, he has served on the Advisory Board of ATREG, Inc., a global advisory firm specializing in the semiconductor and related advanced technology verticals. Mr. Steger began his career with KPMG in 1976 and was admitted into its partnership in 1986. He served as an SEC Reviewing Partner at KPMG from 2003 to 2013 and retired from KPMG in December 2013. Mr. Steger has a BS in Accounting from Villanova University. We believe that Mr. Steger's experience serving on boards of public companies and his extensive background in accounting make him well qualified to serve on our board of directors.

Craig Levering — Director. Craig Levering has served as a member of our board of directors since November 7, 2018. Mr. Levering served as a Chief Executive Officer and Owner of Crawford Electric Supply from July, 1990 to March, 2008. Mr. Levering has served on the board of directors of 1155 Distributor Partners, LLC and House of Forgings, LLC since March, 2015, and Clean Emissions Technologies, Inc. since December, 2009, respectively. Mr. Levering has served on the Board of Trustees of St. Mark’s School of Texas since June, 2011. In each of these directorships, he has served on the compensation committee and the audit committee. He has a BBA in Marketing & Finance from Southern Methodist University. We believe that Mr. Levering’s extensive experience as a member of both the compensation committee and the audit committee of several boards of directors brings important and valuable skills to our board of directors.

Number and Terms of Office of Officers and Directors

Sentinel’s board of directors is divided into three classes with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The term of office of the first class of directors, consisting of Messrs. Marshall, Steger and Levering, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Zenner and Shivram, will expire at the second annual meeting of stockholders. The term of office for the third class of directors, consisting of Messrs. Leykum and Gould, will expire at the third annual meeting of stockholders.

Sentinel’s officers are appointed by Sentinel’s board of directors and serve at the discretion of Sentinel’s board of directors, rather than for specific terms of office. Sentinel’s board of directors is authorized to appoint persons to the offices set forth in Sentinel’s Existing Organizational Documents as it deems appropriate. Sentinel’s Existing Organizational Documents provide that its officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of Sentinel or its subsidiaries or any other individual having a relationship which in the opinion of Sentinel’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Marc Zenner, Jon A. Marshall, Ronald Steger and Craig Levering are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Committees of the Board of Directors

We have three standing committees: an audit committee, a compensation committee and a nominating committee.

Audit Committee

Messrs. Zenner, Marshall and Steger serve as members of our audit committee. Mr. Zenner serves as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Messers. Zenner, Marshall and Steger are all independent. Each member of the audit committee is financially literate and our board of directors has determined that Mr. Zenner qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter. Responsibilities of the audit committee include:

•         the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•         pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•         reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•         setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•         setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•         obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•         reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•         reviewing with management, the independent registered public accounting firm and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our Compensation Committee are Messrs. Zenner and Marshall, each of whom is independent. Mr. Marshall, serves as chairman of the compensation committee. We have adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

•         reviewing and approving on an annual basis the compensation of all of our other officers;

•         reviewing on an annual basis our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•         if required, producing a report on executive compensation to be included in our annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Existing Organizational Documents also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating Committee

The members of our nominating committee are Messrs. Zenner and Marshall, each of whom is independent. Mr. Zenner serves as chairman of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and other.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•         should have demonstrated notable or significant achievements in business, education or public service;

•         should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•         should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees. We filed copies of our form of Code of Ethics, audit committee charter and compensation committee charter as exhibits to our registration statement in connection with our initial public offering. You will be able to review these documents.

by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s Articles may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our Articles provide for indemnification of our officers and directors to the fullest extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Executive Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on November 2, 2017, through the earlier of the consummation of a business combination or our liquidation, we have agreed to pay monthly recurring expenses of up to $10,000 to our Sponsor for office space, utilities, secretarial support and administrative services. Our Sponsor, executive officers, directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our Sponsor, executive officers, directors and our or their affiliates. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

After the completion of our business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of a business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after a business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management team to remain with us after the consummation of a business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Sentinel directors, officers and persons owning more than 10% of shares of common stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to Sentinel, or representations from certain reporting persons that CSL Sentinel Holdings, LLC filed a late Form 3 due to clerical error during the year ended December 31, 2017 and that all applicable filing requirements were complied with for the nine months ended September 30, 2018.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.

Periodic Reporting and Audited Financial Statements

Sentinel has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, Sentinel’s annual reports contain financial statements audited and reported on by Sentinel’s independent registered public accounting firm. Sentinel has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the actual beneficial ownership of Sentinel’s common shares as of November 28, 2018, by:

•         each person who is, or is expected to be, the beneficial owner of more than 5% of our outstanding ordinary;

•         each of our current executive officers and directors that beneficially owns ordinary shares; and

•         all executive officers and directors of Sentinel as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 34,500,000 Class A ordinary shares and 8,625,000 Class B ordinary shares issued and outstanding as of November 28, 2018. Voting power represents the combined voting power of Class A ordinary shares and Class B ordinary shares owned beneficially by such person. On all matters to be voted upon, the holders of the Class A ordinary shares and the Class B ordinary shares vote together as a single class. Currently, all of the Class B ordinary shares are convertible into Class A ordinary shares on a one-for-one basis. The table below does not include the Class A ordinary shares underlying the private placement warrants held or to be held by our officers or Sponsor because these securities are not exercisable within 60 days of this proxy statement/prospectus.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of shares		%
Current Directors, Executive Officers and Founders
Sentinel Management Holdings, LLC(3)	8,550,000	(2)	19.8%
CSL Sentinel Holdings, LLC(3)	8,550,000	(2)	19.8%
Charles S. Leykum(3)	8,550,000	(2)	19.8%
Krishna Shivram	—		*
Gerald Cimador	—		*
Andrew Gould	—		*
Kent Jamison	—		*
Ronald Steger	—		*
Craig Levering	—		*
Jon A. Marshall	37,500	(2)	*
Marc Zenner	37,500	(2)	*

All Directors and Executive Officers as a Group (Seven Individuals)	8,625,000		20.0%

Five Percent Holders:
BlackRock, Inc.	3,421,092		7.9%
Governors Lane LP (4)	2,220,000		5.2%

____________

*         Less than one percent.

(1)      Unless otherwise noted, the business address of each of the shareholders listed is 700 Louisiana Street, Suite 2700, Houston, Texas 77002.

(2)      Interests shown consist solely of founder shares, classified as Class B ordinary shares. On the effective date of the domestication, each of Sentinel’s currently issued and outstanding Class B ordinary shares will automatically convert by operation of law into one share of Class B common stock in accordance with the terms of the Proposed Charter.

(3)      Sentinel Management Holdings, LLC is the record holder of the shares reported herein. Mr. Leykum is the managing member of CSL Sentinel Holdings, LLC and CSL Sentinel Holdings, LLC is the managing member of Sentinel Management Holdings, LLC. As such, Mr. Leykum and CSL Sentinel Holdings, LLC may be deemed to have or share beneficial ownership of the ordinary shares held directly by Sentinel Management Holdings, LLC. Mr. Leykum and CSL Sentinel Holdings, LLC disclaim beneficial ownership of these shares in excess of their pecuniary interest, if any, therein.

(4)      Governors Lane LP serves as discretionary investment manager to Governors Lane Master Fund LP and Governors Lane SIF LP. Governors Lane Fund General Partner LLC is the general partner of Governors Lane Master Fund LP and Governors Lane SIF LP. Isaac Corre is the chief executive officer of Governors Lane LP and the managing member of Governors Lane Fund General Partner LLC and may be deemed to beneficially own the shares. The address of the principal business office of Governors Lane LP is 510 Madison Avenue, 11th Floor, New York, NY 10022. The address of the principal business office of Governors Lane Master Fund LP is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022. The address of the principal business office of Governors Lane Fund General Partner LLC is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022. The address of the principal business office of Isaac Corre is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022.

DESCRIPTION OF SECURITIES

The following description of the Sentinel Delaware capital stock reflects Sentinel Delaware’s capital stock as it will exist upon completion of the domestication. The Sentinel Delaware capital stock will be governed by Sentinel Delaware’s Proposed Charter and Proposed Bylaws and the DGCL. This description is a summary and is not complete. We urge you to read in their entirety (1) Sentinel Delaware’s Proposed Charter, which will be in effect as of the effective time of the domestication and a form of which is included as Annex B to this proxy statement/prospectus and is incorporated herein by reference; and (2) Sentinel Delaware’s Proposed Bylaws, which will be in effect as of the effective time of the domestication and a form of which is included as Annex C to this proxy statement/prospectus and is incorporated herein by reference. The following summary should be read in conjunction with the section entitled “Comparison of Corporate Governance and Shareholder Rights.”

Authorized and Outstanding Stock

The Proposed Charter authorizes the issuance of 221,000,000 shares of capital stock, consisting of (x) 220,000,000 shares of common stock, including (i) 200,000,000 shares of Class A common stock, $0.0001 par value per share, (ii) 20,000,000 shares of Class B common stock, $0.0001 par value per share and (y) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of common stock will be duly authorized, validly issued, fully paid and non-assessable. As of the record date for the general meeting, there were outstanding 43,125,000 ordinary shares, of which 34,500,000 were public shares, held of record by approximately one holder, 8,625,000 were Class B ordinary shares, held by our initial shareholders, and there were no shares of preferred stock outstanding, and 17,433,333 warrants outstanding held of record by approximately two holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Common Stock

The Class A common stock will have all the rights, powers and privileges provided for in the Proposed Charter.

Class B Common Stock

The Class B common stock will have all the rights, powers and privileges provided for in the Proposed Charter.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock will possess all voting power for the election of Sentinel Delaware’s directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of Sentinel Delaware. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.  Provided, however, that prior to the closing of Sentinel’s initial business combination, the holders of Class B Common Stock will have the exclusive right to elect, remove and replace any director, and the holders of Class A Common Stock will have no right to vote on the election, removal or replacement of any director.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by Sentinel Delaware’s board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of Sentinel Delaware, the holders of common stock will be entitled to receive all of Sentinel Delaware’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

Preemptive or Other Rights

Sentinel Delaware’s stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

Election of Directors

There will be no cumulative voting with respect to the election of directors. Sentinel Delaware’s Proposed Charter establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of Sentinel Delaware stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Preferred Stock

Sentinel Delaware’s Proposed Charter provides that shares of preferred stock may be issued from time to time in one or more series. Sentinel Delaware’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Sentinel Delaware’s board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of Sentinel Delaware’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Sentinel Delaware or the removal of existing management. Sentinel has no preferred stock outstanding at the date hereof. Although Sentinel Delaware does not currently intend to issue any shares of preferred stock, Sentinel Delaware cannot assure you that it will not do so in the future.

Capital Structure Prior to the Domestication

The following is a summary of Sentinel’s authorized share capital prior to the domestication. On the effective date of the domestication, each of Sentinel’s currently issued and outstanding Class A ordinary shares and Class B ordinary shares will automatically convert by operation of law into one share of Class A common stock and one share of Class B common stock, respectively, in accordance with the terms of the Proposed Charter. Similarly, each of Sentinel’s outstanding warrants will become warrants to acquire the corresponding shares of Class A common stock and no other changes will be made to the terms of any outstanding warrants as a result of the domestication. In addition, the outstanding units of Sentinel will become units of Sentinel Delaware (each of which consisting of one share of Class A common stock and one-third of one warrant to purchase one share of Class A common stock).

Units

Each unit consists of one Class A ordinary share and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per whole share, subject to adjustment as described in this proxy statement/prospectus. A warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Class A ordinary shares and warrants comprising the units began separate trading on December 22, 2017. On and after that date, holders have the option to continue to hold units or separate their units into the component securities. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchased at least three units, you will not be able to receive or trade a whole warrant. Holders who wish to separate their units into Class A ordinary shares and warrants need to have their brokers contact our transfer agent and request such separation.

Ordinary Shares

Upon the closing of Sentinel’s initial public offering, 43,125,000 of ordinary shares were outstanding including:

•         34,500,000 Class A ordinary shares underlying units issued as part of the initial public offering; and

•         8,625,000 Class B ordinary shares held by our initial shareholders.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law; provided, that (i) holders of our Class B ordinary shares will have the right to elect all of our directors prior to our initial business combination, and (ii) in a vote to continue Sentinel in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares), holders of our Class B ordinary shares will have ten votes for every Class B ordinary share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least two-thirds of our ordinary shares voting in a general meeting. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Law or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of not less than two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor.

We will provide our shareholders with the opportunity to redeem all or a portion of their public shares (which will convert into shares of Class A common stock in the domestication) upon the completion of an initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of an initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. Our initial shareholders and our other officers and directors have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of an initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of outstanding shares in the capital of Sentinel representing a majority of the voting power of all outstanding shares in the capital of Sentinel entitled to vote at such meeting. We will complete an initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. However, the participation of our initial shareholders or their affiliates in privately-negotiated transactions (as described herein), if any, could result in the approval of the business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against the business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our business combination once a quorum is obtained. Additionally, each public shareholder may elect to redeem all or a portion of their public shares irrespective of whether they vote for or against the business combination or if they do not vote at all.

Our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in our initial public offering, which we refer to as the “Excess Shares.” However, our shareholders are not restricted from voting all of their shares (including Excess Shares) for or against the business combination.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our business combination by November 7, 2019, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination by November 7, 2019. However, if our Sponsor, officers or directors acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of Sentinel after a business combination, holders of shares of Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Holders of shares of Class B common stock are not entitled to receive any portion of any such assets in respect of their shares of Class B common stock. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest, but less any income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein.

Class B Ordinary Shares

The founder shares are designated as Class B ordinary shares and are identical to the Class A ordinary shares included in the units, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) holders of the founder shares have the right to vote on the election of directors prior to our initial business combination, (ii) in a vote to continue Sentinel in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares), holders of our founder shares have ten votes for every founder share and, as a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholder, (iii) the founder shares are subject to certain transfer restrictions, as described in more detail below, (iv) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our business combination, (B) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of our initial public offering and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 24 months from the closing of our initial public offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period, (v) the founder shares will automatically convert by operation of law into one share of Class B common stock in accordance with the terms of Sentinel Delaware’s Proposed Charter and (vi) the founder shares are subject to registration rights. Our initial shareholders have agreed to vote any founder shares held by them and any public shares purchased during or after our initial public offering in favor of our initial business combination.

In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the initial public offering and related to the closing of the business combination, the ratio at which the Class B ordinary shares shall convert into shares of Class B common stock will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class B common stock issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination).

Our initial shareholders have agreed not to transfer, assign or sell any founder shares held by them until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, (i) the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preferred Shares

Our amended and restated memorandum and articles of association provides that preferred shares may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors may, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Sentinel has no preferred shares outstanding at the date hereof. Although Sentinel Delaware does not currently intend to issue any preferred shares, Sentinel Delaware cannot assure you that it will not do so in the future.

Warrants

Public Warrants

Upon the closing of the domestication, each whole warrant will entitle the registered holder to purchase one share of Class A common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. A warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Sentinel Delaware will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and Sentinel Delaware will not be obligated to issue a share of common stock upon exercise of a warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Sentinel Delaware be required to net cash settle any warrant.

Sentinel Delaware will be obligated to file as soon as practicable, but in no event later than 15 business days, after the closing of its initial business combination, and to use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if its common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that the shares of common stock satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Sentinel Delaware may, at its option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, Sentinel Delaware may call the warrants for redemption:

•         in whole and not in part;

•         at a price of $0.01 per warrant;

•         upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•         if, and only if, the reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before Sentinel Delaware sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable, Sentinel Delaware may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Sentinel Delaware has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Sentinel Delaware issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If Sentinel Delaware calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Sentinel Delaware’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of shares issuable upon the exercise of our warrants. If Sentinel Delaware’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Sentinel Delaware’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If Sentinel Delaware calls the warrants for redemption and its management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify Sentinel Delaware in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as specified by the holder) of the common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and

(ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Sentinel Delaware, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of Sentinel Delaware with or into another corporation (other than a consolidation or merger in which Sentinel Delaware is the continuing corporation and that does not result in any reclassification or reorganization of Sentinel Delaware’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Sentinel Delaware as an entirety or substantially as an entirety in connection with which Sentinel Delaware is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Sentinel. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Sentinel Delaware, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Sentinel Delaware will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial business combination, subject to certain exceptions, and they will not be redeemable by Sentinel Delaware so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by Sentinel Delaware and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Sentinel’s officers and directors may, but are not obligated to, loan Sentinel funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of Sentinel Delaware at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Subject to certain limited exceptions, our Sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the Class A ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination.

Dividends

Senitnel has not paid any cash dividends on its ordinary shares to date and Sentinel Delaware does not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon Sentinel Delaware’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. It is expected that any dividends paid will be paid in U.S. dollars. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of Sentinel Delaware’s board of directors at such time. In addition, Sentinel’s board of directors is not currently contemplating and does not anticipate declaring any other share dividends in the foreseeable future. Further, if Sentinel Delaware incurs any indebtedness in connection with an initial business combination, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for common stock and warrant agent for Sentinel Delaware’s warrants is Continental Stock Transfer & Trust Company.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the founder shares) are entitled to registration rights pursuant to the registration rights agreement entered into in connection with our initial public offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (a) in the case of the founder shares, on the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our business combination, (i) if the last sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain exceptions, and (b) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Certain Anti-Takeover Provisions of Delaware Law, Sentinel Delaware’s Proposed Charter and
Proposed Bylaws

Upon the completion of the domestication, Sentinel Delaware will be, as a corporation incorporated under the laws of the State of Delaware, subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•         A stockholder who owns fifteen percent or more of Sentinel Delaware’s outstanding voting stock (otherwise known as an “interested stockholder”);

•         an affiliate of an interested stockholder; or

•         an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of Sentinel Delaware’s assets. However, the above provisions of Section 203 do not apply if:

•         Sentinel Delaware’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•         after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of Sentinel Delaware’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•         on or subsequent to the date of the transaction, the business combination is approved by Sentinel Delaware’s board of directors and authorized at a meeting of Sentinel Delaware’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Sentinel Delaware’s Proposed Charter and Proposed Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by Sentinel

Delaware’s board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of Sentinel Delaware’s board of directors or taking other corporate actions, including effecting changes in our management. For instance, Sentinel Delaware’s Proposed Charter will not provide for cumulative voting in the election of directors and will provide for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Sentinel Delaware board of directors. Sentinel Delaware’s board of directors will be empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and Sentinel Delaware’s advance notice provisions in the Proposed Bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to Sentinel Delaware’s board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Sentinel Delaware’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Sentinel Delaware by means of a proxy contest, tender offer, merger or otherwise.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary is a discussion of U.S. federal income tax considerations of the domestication generally applicable to holders of Sentinel ordinary shares or warrants and common stock or warrants. This section applies only to holders that hold their Sentinel ordinary shares, warrants, common stock and warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

•         a dealer in securities,

•         a trader in securities that elects to use a mark-to-market method of accounting,

•         a tax-exempt organization,

•         a life insurance company, real estate investment trust or regulated investment company,

•         a person liable for alternative minimum tax,

•         a U.S. expatriate,

•         a person that actually or constructively owns 10% or more of Sentinel voting stock,

•         a partnership or other pass-through entity for U.S. federal income tax purposes, or a beneficial owner of a partnership or other pass-through entity,

•         a person that holds Sentinel ordinary shares or warrants as part of a straddle or a hedging or conversion transaction,

•         a U.S. Holder whose functional currency is not the U.S. dollar,

•         a person that received Sentinel ordinary shares or warrants as compensation for services,

•         a controlled foreign corporation, or

•         a passive foreign investment company.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the domestication. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds Sentinel ordinary shares or warrants or common stock or warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Sentinel ordinary shares or warrants or common stock or warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the domestication to them.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS

U.S. Holders

For purposes of this discussion, a U.S. Holder means a beneficial owner of Sentinel ordinary shares or warrants or common stock or warrants, as the case may be, who or that is, for U.S. federal income tax purposes:

•         an individual who is a citizen or resident of the United States,

•         a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia),

•         an estate whose income is subject to U.S. federal income tax regardless of its source, or

•         a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Effects of the Domestication

The discussion below assumes that we will qualify for the start-up exception to the PFIC rules as discussed below under “— PFIC Considerations” and will not be treated as a PFIC for any taxable year. In the event that we do not qualify for the start-up exception or are otherwise treated as a PFIC for U.S. federal income tax purposes for any taxable year, the tax consequences below may be different, as described below. All prospective U.S. holders are urged to consult their own tax advisors regarding the consequences of a change of our place of incorporation, including how the application of the PFIC rules (including if we were treated as a PFIC) may alter the discussion below.

The U.S. federal income tax consequences of the domestication will depend in part upon whether the domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization (an “F reorganization”) includes a “mere change in identity, form, or place of organization of one corporation, however effected.” To qualify as an F reorganization, a transaction must generally, among other requirements, (i) involve only one operating corporation, (ii) result in no change in the shareholders, and (iii) result in no significant change in the assets of the corporation. Based on the foregoing, we expect that any change in our place of incorporation to a U.S. jurisdiction would qualify as an F reorganization. We believe that the domestication will qualify as an F reorganization under these rules.

Accordingly, assuming the domestication qualifies as an F reorganization, U.S. Holders of Class A ordinary shares or warrants would not recognize gain or loss on the domestication for U.S. federal income tax purposes, except as provided below under “— Effects of Section 367.” The initial tax basis of a new share or warrant received by a U.S. Holder in the domestication would equal the U.S. Holder’s tax basis in the Class A ordinary share or warrant surrendered in exchange thereof, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code — see “Effects of Section 367.” The holding period for a new share or warrant received by a U.S. Holder would include such Holder’s holding period for the Class A ordinary share or warrant surrendered in exchange therefor.

Following the domestication, a U.S. Holder generally would be required to include in gross income the amount of any distribution of cash or other property paid on our Class A ordinary shares. A distribution on such shares generally would be treated as U.S. source dividend income for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such amount would be includible in gross income by a U.S. Holder on the date that such U.S. Holder actually or constructively receives the distribution in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Dividends paid by us to a corporate U.S. Holder would be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, such dividends generally would be taxed at the lower applicable long-term capital gains rate.

Effects of Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Sentinel at the time of the domestication.

A.      U.S. Holders of Sentinel

A U.S. Holder who, at the time of the domestication beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of Sentinel ordinary shares entitled to vote (a “U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the Sentinel ordinary shares it directly owns, within the meaning of Treasury Regulations under Section 367. A U.S. Holder’s ownership of warrants and stock options will be taken into account in determining whether such holder owns 10% or more of the total combined voting power of all classes of stock. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of Sentinel ordinary shares entitled to vote and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s all earnings and profits amount with respect to its Sentinel ordinary shares is the net positive earnings and profits of Sentinel (as determined under Treasury Regulations under Section 367) attributable to the shares (as determined under Treasury Regulations under Section 367) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulations under Section 367 provide that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Sentinel does not expect to have a material amount of cumulative net earnings and profits at the time of the domestication. If Sentinel’s cumulative net earnings and profits through the date of the domestication are less than or equal to zero, then a U.S. Shareholder should not be required to include in gross income an all earnings and profits amount with respect to its Sentinel ordinary shares. It is possible, however, that the amount of Sentinel’s earnings and profits could be greater than expected through the date of the domestication in which case a U.S. Shareholder would be required to include it’s pro rata portion of all Sentinel’s earnings and profits amount in income as a deemed dividend under Treasury Regulations under Section 367 as a result of the domestication.

B.      U.S. Holders That Own Less Than 10 Percent of Sentinel

A U.S. Holder who, at the time of the domestication, beneficially owns (directly, indirectly or constructively) Sentinel ordinary shares with a fair market value of $50,000 or more but less than 10% of the total combined voting power of all classes of Sentinel ordinary shares entitled to vote will recognize gain (but not loss) with respect to the domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to common stock received in the domestication in an amount equal to the excess of the fair market value of the common stock received over the U.S. Holder’s adjusted tax basis in the Sentinel ordinary shares deemed surrendered in exchange therefor.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Sentinel ordinary shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)       a statement that the domestication is a Section 367(b) exchange;

(ii)      a complete description of the domestication;

(iii)     a description of any stock, securities or other consideration transferred or received in the domestication;

(iv)     a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)      a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Sentinel establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Sentinel ordinary shares, and (B) a representation that the U.S. Holder has notified Sentinel (or Sentinel Delaware) that the U.S. Holder is making the election; and

(vi)     certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the year of the domestication, and the U.S. Holder must send notice of making the election to Sentinel Delaware no later than the date such tax return is filed. In connection with this election, Sentinel intends to provide each U.S. Holder eligible to make such an election with information regarding Sentinel’s earnings and profits upon request.

Sentinel does not expect that its cumulative earnings and profits will be greater than zero by a material amount through the date of the domestication and if that proves to be the case, U.S. Holders who make this election should generally not have a material income inclusion under Section 367(b) provided the U.S. Holder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were determined that Sentinel had positive earnings and profits through the date of the domestication, a U.S. Holder that makes the election described herein could have an all earnings and profits amount with respect to its Sentinel shares, and thus could be required to include that amount in income as a deemed dividend under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the domestication.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C.      U.S. Holders that Own Sentinel ordinary shares with a Fair Market Value of Less Than $50,000

A U.S. Holder who, at the time of the domestication, owns (or is considered to own) stock of Sentinel with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

All U.S. Holders are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

Tax Consequences for U.S. Holders of Sentinel Warrants

Subject to the considerations described above relating to Section 367(b) and below relating to PFIC considerations, a U.S. Holder of Sentinel warrants should not be subject to U.S. federal income tax with respect to the exchange of Sentinel warrants for Sentinel Delaware warrants in the domestication.

PFIC Considerations

In addition to the discussion under the heading “— Effects of Section 367,” above, the domestication could be a taxable event to U.S. Holders under the passive foreign investment company (“PFIC”) provisions of the Code.

A.      Definition of a PFIC

In general, Sentinel will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held Sentinel ordinary shares, (a) at least 75% or more of Sentinel’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of Sentinel’s assets is attributable to assets that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties, but excludes rents and royalties that are derived in the active conduct of a trade or business and that are received from an unrelated person, as well as annuities and gains from assets that produce passive income. For purposes of these rules, interest income earned by Sentinel would be considered to be passive income and cash held by Sentinel would be considered to be a passive asset. Pursuant to a start-up exception, however, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

B.      PFIC Status of Sentinel

The net proceeds of our initial public offering were held until January 2018 in a non-interest bearing trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee. Accordingly, we believe that, although subject to uncertainty, our start-up year under the start-up exception will be 2018, and we should not be treated as a PFIC for 2018 assuming we qualify for the start-up exception. Although subject to uncertainty, it is possible that we could be treated as a PFIC for a taxable year prior to our start-up year (within the meaning of the start-up exception). If the start-up exception were not applicable to us, Sentinel would be a PFIC for its 2018 year. The applicability of the start-up exception is subject to substantial uncertainty and US Holders are urged to consult their own tax advisors in this regard.

C.      Effects of PFIC Rules on the domestication

As discussed above, if the start-up exception were not applicable, Sentinel would be treated as a PFIC for U.S. federal income tax purposes. Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those regulations may require taxable gain recognition in the domestication if Sentinel were classified as a PFIC at any time during such U.S. Holder’s holding period in such stock and the U.S. Holder had not made a QEF Election (as described below) for the first taxable year in which the U.S. Holder owned Sentinel ordinary shares or in which Sentinel was a PFIC, whichever is later or a mark-to-market election (as described below). The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of Sentinel.

Under these rules:

•         the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s holding period for such holder’s Sentinel ordinary shares or warrants;

•         the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Sentinel was a PFIC, would be taxed as ordinary income;

•         the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such holder’s holding period would be taxed at the highest tax rate in effect for that year applicable to the U.S. Holder; and

•         the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Any “all earnings and profits amount” included in income by a U.S. Holder as a result of the domestication (discussed under the heading “— Effects of Section 367” above) generally would be treated as gain subject to these rules.

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. Therefore, U.S. Holders of Sentinel ordinary shares that have not made a timely QEF Election or a mark-to-market election (as described below) may, pursuant to the proposed Treasury Regulations, be subject to taxation on the domestication to the extent their shares have a fair market value in excess of their tax basis. An Electing Shareholder (as described below) generally would not be subject to the adverse PFIC rules discussed above but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Sentinel, whether or not such amounts are actually distributed.

D.      Impact of PFIC Rules on U.S. Holders

If the start-up exception were not applicable to Sentinel, the impact of the PFIC rules on a U.S. Holder of Sentinel ordinary shares will depend on whether the U.S. Holder has made a timely and effective election to treat Sentinel as a “qualified electing fund” under Section 1295 of the Code for the tax year that is the first year in the U.S. Holder’s holding period of Sentinel ordinary shares during which Sentinel qualified as a PFIC (a “QEF Election”). A U.S. Holder’s ability to make a QEF Election with respect to Sentinel is contingent upon, among other things, the provision by Sentinel of a “PFIC Annual Information Statement” to such U.S. Holder. Sentinel will make available such information statements to U.S. Holders upon request. A U.S. Holder of Sentinel that made a QEF Election may be referred to as an “Electing Shareholder” and a U.S. Holder of Sentinel that did not make a QEF Election may be referred to as a “Non-Electing Shareholder”. A U.S. Holder is not able to make a QEF Election with respect to Sentinel warrants.

A U.S. Holder that has made a valid QEF election effective for the first taxable year in the U.S. Holder’s holding period will not be subject to the general PFIC rules. As a result, such a U.S. Holder should not recognize gain or loss as a result of the domestication except to the extent described under the heading “— Effects of Section 367” above.

A U.S. Holder that has not had a valid QEF election in effect for its entire holding period in its Sentinel ordinary shares (or a mark-to-market election as described below) may be subject to adverse tax consequences upon the sale of its Sentinel ordinary shares and upon the domestication (as described below). If such a U.S. Holder sells or is otherwise treated as disposing of its Sentinel ordinary shares, the entire amount of any gain realized upon the sale will be treated as an “excess distribution” made in the year of sale and as a consequence will generally be treated as ordinary income, and, to the extent allocated to years prior to the year of sale, will be subject to a special interest charge.

The impact of the PFIC rules on a U.S. Holder of Sentinel ordinary shares may also depend on whether the U.S. Holder has made an election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is regularly traded on an established exchange (a “mark-to-market election”). No assurance can be given that the Sentinel ordinary shares are considered to be regularly traded for purposes of the mark-to-market election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders will generally not be subject to the special taxation rules of Section 1291 of the Code discussed herein. However, if the mark-to-market election is made by a Non-Electing Shareholder after the beginning of the holding period for the PFIC stock, then the Section 1291 rules will apply to certain dispositions of, distributions on and other amounts taxable with respect to Sentinel ordinary shares. A mark-to-market election is not available with respect to Sentinel warrants.

U.S. Holders are strongly urged to consult their tax advisors concerning the impact of the PFIC rules on the domestication, including, without limitation, whether a QEF Election, “deemed sale” election and/or “mark to market” election is available and whether a “deemed sale” election is available to the extent a timely QEF Election cannot be made with respect to their Sentinel ordinary shares and the consequences to them of any such election.

NON-U.S. HOLDERS

The following describes U.S. federal income tax considerations relating to the ownership and disposition of common stock and warrants by a non-U.S. Holder after the domestication. For purposes of this discussion, a non-U.S. Holder means a beneficial owner of common stock or warrants who or that is, for U.S. federal income tax purposes, not a U.S. Holder (as defined above).

Dividends

In general, any distributions made to a non-U.S. Holder on shares of Sentinel Delaware, to the extent paid out of Sentinel Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its common stock or warrants of Sentinel Delaware and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock or warrants, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.

Dividends paid by Sentinel Delaware to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax”.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock or warrants unless:

(i)       such non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case any gain realized would generally be subject to a flat 30% U.S. federal income tax,

(ii)      the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. Holders and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply), or

(iii)     Sentinel Delaware is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and either (A) the common stock has ceased to be regularly traded on an established securities market or (B) the non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of the common stock.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of common stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided that the required information is furnished by such non-U.S. Holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, securities (including Sentinel ordinary shares or warrants and common stock or warrants) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Sentinel ordinary shares or warrants or common stock or warrants are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, Sentinel ordinary shares or warrants or common stock or warrants held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Sentinel ordinary shares or warrants or common stock or warrants.

APPRAISAL RIGHTS

Neither Sentinel shareholders nor Sentinel warrant holders have appraisal rights in connection with the domestication under the Cayman Islands Companies Law or under the DGCL.

SHAREHOLDER PROPOSALS AND NOMINATIONS

The disclosure set forth below assumes the domestication proposal is approved and the Proposed Organizational Documents of Sentinel Delaware are adopted.

Shareholder Proposals

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, Sentinel Delaware’s Proposed Bylaws provide that the stockholder must give timely notice in proper written form to Sentinel Delaware’s secretary and such business must otherwise be a proper matter for stockholder action. Such notice, to be timely, must be received at least 90 days, but no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders for the annual meeting; provided that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Sentinel Delaware. Any notice must include the following information: (i) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Proposed Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of such stockholder; (iii) the class or series and total number of shares of all stock of Sentinel Delaware that are directly or indirectly owned beneficially and of record by the stockholder and by the beneficial owner, if any, on whose behalf the proposal is made; (iv) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made with respect to any shares of any class or series of shares of capital stock of Sentinel; (v) a description of any material relationship between such stockholder or the beneficial owner, if any, on whose behalf the proposal is made, on the one hand, and Sentinel Delaware, any affiliate of Sentinel Delaware, on the other hand and any material pending or threatened legal proceeding in which such stockholder or the beneficial owner, if any, on whose behalf the proposal is made is a party or material participant involving Sentinel Delaware or any of its officers or directors, or any affiliate of Sentinel Delaware; (vi) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (vii) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (viii) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. A proxy may confer discretionary authority to vote on any matter at an annual meeting if Sentinel Delaware does not receive proper notice of the matter within the time frame described above.

A stockholder shall update and supplement (iii) its notice to Sentinel Delaware’s secretary, if necessary, so that the information provided or required to be provided in such notice as described above shall be true and correct as of the record date for notice of the annual meeting and as of the date that is ten business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, Sentinel Delaware’s secretary not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

Shareholder Director Nominees

Nominations of persons for election to the board of directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in Sentinel Delaware’s notice of such special meeting, may be made by or at the direction of the board of directors or by certain stockholders of Sentinel Delaware.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of Sentinel Delaware. To be timely, a stockholder’s notice to the secretary must be received by the secretary at the principal executive offices of Sentinel Delaware (i) in the case of an annual meeting, not later than the close of business at least 90 days, but no more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business 120 days before the meeting and not later than the later of (x) the close of business 90 days before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Sentinel Delaware; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by Sentinel Delaware. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice.

In the event that the number of directors to be elected to the board of directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by Sentinel Delaware naming all of the nominees for the additional directors to be elected or specifying the size of the increased board of directors before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the secretary at the principal executive offices of Sentinel Delaware not later than the close of business on the 10th day following the date on which such public announcement was first made by Sentinel Delaware.

To be in proper written form, a stockholder’s notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of Sentinel Delaware that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of Sentinel Delaware that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of any material relationship between such stockholder or the beneficial owner, if any, on whose behalf the proposal is made, on the one hand, and Sentinel, any affiliate of Sentinel Delaware, on the other hand and any material pending or threatened legal proceeding in which such stockholder or the beneficial owner, if any, on whose behalf the proposal is made is a party or material participant involving Sentinel Delaware or any of its officers or directors, or any affiliate of Sentinel Delaware, (D) a description of all arrangements, contracts, agreements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (F) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder shall update and supplement its notice to (e) Sentinel Delaware’s secretary, if necessary, so that the information provided or required to be provided in such notice as described above shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, Sentinel Delaware’s secretary not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

If the board of directors or the chairman of the meeting of stockholders determines that any nomination was not properly made, then such nomination shall not be considered at the meeting in question. In the event that the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of Sentinel Delaware to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by Sentinel Delaware.

In addition, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with Sentinel’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Sentinel Energy Services Inc., 700 Louisiana Street, Suite 2700, Houston, Texas 77002. Following the domestication, such communications should be sent to the same address. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Winston & Strawn LLP have passed upon the validity of the securities of Sentinel Delaware offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus. Winston & Strawn, tax counsel for Sentinel, have passed upon certain U.S. federal income tax consequences of the domestication for Sentinel.

EXPERTS

The financial statements of Sentinel Energy Services Inc., which are comprised of the balance sheet as of December 31, 2017 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 5, 2017 (date of inception) to December 31, 2017, have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated herein by reference, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Sentinel and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, Sentinel will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive a separate copy of this proxy statement/prospectus. Shareholders receiving multiple copies of this proxy statement/prospectus may likewise request that Sentinel deliver a single copy of this proxy statement/prospectus in the future. Shareholders may notify Sentinel of their requests by calling or writing Sentinel at its principal executive offices at 700 Louisiana Street, Suite 2700, Houston, Texas 77022 or (281) 407-0686.

ENFORCEABILITY OF CIVIL LIABILITY

Sentinel is a Cayman Islands exempted company. If Sentinel does not change its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the domestication, you may have difficulty serving legal process within the United States upon Sentinel. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against Sentinel in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, Sentinel may be served with process in the United States with respect to actions against Sentinel arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of Sentinel’s securities by serving Sentinel’s U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Sentinel has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Sentinel files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Sentinel at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

All information contained in this proxy statement/prospectus relating to Sentinel has been supplied by Sentinel.

Incorporation by Reference of Certain of Sentinel’s Filings with the SEC

The SEC allows Sentinel to “incorporate by reference” certain information filed with the SEC into this proxy statement/prospectus, which means that Sentinel can disclose important information to you by referring you to other documents that Sentinel has filed separately with the SEC. You should read any information incorporated by reference because it is an important part of this this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the Sentinel documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by Sentinel with the SEC:

•         Sentinel’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 27, 2018;

•         Sentinel’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and
September 30, 2018;

•         Sentinel’s Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on January 4, February 5, October 19  and November 9, 2018; and

•         The description of Sentinel’s ordinary shares contained in Sentinel’s Registration Statement on Form 8-A, filed with the SEC on October 31, 2017, including any amendment or report filed for the purpose of updating such description.

This proxy statement/prospectus also incorporates by reference any additional filings that Sentinel makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of effectiveness, and thereafter until the consummation of the domestication (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein). Any statement contained in a document incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document that is also, or is deemed to be, incorporated by reference into this proxy statement/prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this proxy statement/prospectus, except as modified or superseded.

If you would like additional copies of this proxy statement/prospectus or any document incorporated by reference herein, or if you have questions about the domestication, you should contact via phone or in writing:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: STNL.info@morrowsodali.com

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Annex A

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

amended and restated

Memorandum and articles OF association

of

Sentinel Energy Services Inc.

(adopted by special resolution dated [_____________] 2017)

Ref: CBD/AB/C-145972

Annex A-1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

amended and restated

Memorandum and articles OF association

of

Sentinel Energy Services Inc.

(adopted by special resolution dated [_____________] 2017)

1.       The name of the company is Sentinel Energy Services Inc. (the “Company”).

2.       The registered office of the Company will be situated at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.       The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”).

4.       The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law.

5.       The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.       The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.       The capital of the Company is US$22,100 divided into 200,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 20,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 1,000,000 Preferred Shares of a par value of US$0.0001 each provided always that subject to the Companies Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.       The Company may exercise the power contained in Section 206 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

Annex A-2

TABLE OF CONTENTS

CLAUSE	PAGE
TABLE A	Annex A-4
Interpretation	Annex A-4
Preliminary	Annex A-7
Shares	Annex A-7
ordinary Shares	Annex A-7
class b Shares	Annex A-8
business combination requirements	Annex A-8
Modification Of Rights	Annex A-11
Certificates	Annex A-11
Fractional Shares	Annex A-11
Lien	Annex A-12
Calls On Shares	Annex A-12
Forfeiture Of Shares	Annex A-12
Transfer Of Shares	Annex A-13
Transmission Of Shares	Annex A-14
Alteration Of SHARE Capital	Annex A-14
Surrender Of Shares	Annex A-14
Treasury Shares	Annex A-15
General Meetings	Annex A-15
Notice Of General Meetings	Annex A-16
Proceedings At General Meetings	Annex A-17
Votes Of shareholders	Annex A-18
Corporations Acting By Representatives At Meetings	Annex A-19
clearing houses	Annex A-19
Directors	Annex A-19
Alternate Director	Annex A-20
Powers And Duties Of Directors	Annex A-20
Borrowing Powers Of Directors	Annex A-21
The Seal	Annex A-22
Disqualification Of Directors	Annex A-22
Proceedings Of Directors	Annex A-22
Dividends	Annex A-24
Accounts, Audit and annual return and declaration	Annex A-24
Capitalisation Of reserves	Annex A-25
Share Premium Account	Annex A-26
Notices	Annex A-26
Indemnity	Annex A-27
Non-Recognition Of Trusts	Annex A-27
Winding Up	Annex A-28
Amendment Of Articles Of Association	Annex A-28
Closing of register or fixing record date	Annex A-28
Registration By Way Of Continuation	Annex A-28
Mergers and Consolidation	Annex A-29
disclosure	Annex A-29

Annex A-3

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

amended and restated

Memorandum and articles OF association

of

Sentinel Energy Services Inc.

(adopted by special resolution dated [_____________] 2017)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law shall not apply to Sentinel Energy Services Inc. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

Interpretation

1.       In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (the “Target Business”), which: (i) must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the Business Combination; and (ii) must not be effectuated with another blank check company or a similar company with nominal operations.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Shares” means the Class A ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class A Shares, and having the rights provided for in these Articles.

“Class B Shares” means the Class B ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class B Shares, and having the rights provided for in these Articles.

“Commission” means the Securities and Exchange Commission of the United States of America or any other U.S. federal agency for the time being administering the Securities Act.

“Companies Law” means the Companies Law (as amended) of the Cayman Islands.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are then traded, including but not limited to the NASDAQ Capital Market.

“Equity-linked Securities” means any Shares of the Company or any of the Company’s subsidiaries which are convertible into, or exchangeable or exercisable for, Shares of the Company or such subsidiary, including any Shares issued by the Company or any of the Company’s subsidiaries which are pledged or charged to secure any obligation of any holder to purchase Shares of the Company or any of the Company’s subsidiaries.

Annex A-4

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Offering” means an initial public offering of Shares.

“Offering Shares” means the Ordinary shares sold in the Offering, whether such Ordinary Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are affiliates of the Sponsor

“Office” means the registered office of the Company as required by the Companies Law.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)      passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)     approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means the Class A Shares and Class B Shares.

“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

“Public Shareholders” means the holders of the Offering Shares.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register” where the Company has established one or more Branch Registers pursuant to the Companies Law and these Articles, means the Register maintained by the Company pursuant to the Companies Law and these Articles that is not designated by the Directors as a Branch Register.

“Redemption Limitation” has the meaning ascribed to it in Article 19.

“Redemption Price” has the meaning ascribed to it in Article 19.

“Redemption Rights” has the meaning ascribed to it in Article 19.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Law and includes any Branch Register(s) established by the Company in accordance with the Companies Law.

“Registration Statement” means the Company’s registration statement on Form S-1, as filed with the Commission, as may be modified or superseded from time to time.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar U.S. federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Annex A-5

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Law.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Law, being a resolution:

(a)      passed by a majority of not less than two-thirds (or, with respect to amending Article 115 of these Articles, at least 90% of the votes cast at a meeting at a meeting of the Ordinary Shares) of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)     approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Sponsor” means Sentinel Management Holdings, LLC.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“Trust Account” has the meaning ascribed to it in Article 18.

2.       In these Articles, save where the context requires otherwise:

(a)      words importing the singular number shall include the plural number and vice versa;

(b)     words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)      the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)     reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)      reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)      reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)     reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.       Subject to the preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Annex A-6

Preliminary

4.       The business of the Company may be commenced at any time after incorporation.

5.       The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.       The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.       The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Law and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Law, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Law and the rules or requirements of any Designated Stock Exchange.

Shares

8.       Subject to these Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)      issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)     grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.       The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.     The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.     The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

ordinary Shares

12.     The holders of all Ordinary Shares shall be:

(a)      entitled to dividends in accordance with the relevant provisions of these Articles;

(b)     entitled to the rights on a winding up of the Company in accordance with the relevant provisions of these Articles;

(c)      entitled to receive notice of and attend general meetings of the Company and shall, except as otherwise provided herein, be entitled to one vote for each Ordinary Share registered in the name of such holder in the Register of Members, both in accordance with the relevant provisions of these Articles; and

(d)     except as otherwise specified in these Articles, the holders of the Class A Shares and Class B Shares shall vote as a single class.

Annex A-7

class b Shares

13.     Initially, Class B Shares are convertible into Class A Shares on a one-for-one basis (as adjusted for subdivisions, scrip dividends, reorganisations or recapitalisations) (the “Initial Conversion Ratio”) and shall automatically convert into Class A Shares at the time of the closing of the initial Business Combination.

14.     Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or Equity-linked Securities are issued or deemed issued in excess of the amounts sold in the Offering and related to the closing of the initial Business Combination (other than the Co-Investment Securities (as defined below)), all issued and outstanding Class B Shares shall automatically convert into Class A Shares at the time of the closing of the initial Business Combination at a ratio for which:

(a)      the numerator shall be equal to the sum of (A) 25% of all Class A Shares issued or issuable (upon the conversion or exercise of any Equity-linked Securities or otherwise) by the Company, related to or in connection with the consummation of the initial Business Combination (excluding the Co-Investment Securities and any securities issued or issuable to any seller in the initial Business Combination) plus (B) the number of Class B Shares issued and outstanding prior to the closing of the initial Business Combination; and

(b)     the denominator shall be the number of Class B Shares issued and outstanding prior to the closing of the initial Business Combination.

As used herein, the term Co-Investment Securities means the Class A Shares and warrants to purchase Class A Shares that may be issued pursuant to that certain Option Agreement, dated as of [•], 2017, by and between the Company, CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC, as the same may be amended.

15.     Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then outstanding (without the necessity of calling, noticing or holding a meeting of holders of Class B Shares), and (ii) in no event may the Class B Shares convert into Class A Shares at a ratio that is less than one-for-one.

16.     References in this Article to “convert” or “conversion” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted at a price per Class B Share necessary to give effect to a conversion calculated on the basis that the Class A Shares to be issued as part of the conversion will be issued at par. The Class A Shares to be issued on a conversion shall be registered in the name of such Member or in such name as the Member may direct.

17.     The Directors shall not issue or allot Class A Shares such that the number of authorised but unissued Class A Shares would at any time be insufficient to permit the conversion of all Class B Shares from time to time issued and outstanding into Class A Shares.

business combination requirements

18.     The provisions of this Article 18 shall apply during the period commencing upon the adoption of these Articles and terminating upon the consummation of an initial Business Combination. Immediately after the Offering, a certain amount of the net offering proceeds received by the Company in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Registration Statement shall be deposited in a trust account (the “Trust Account”), established for the benefit of Public Shareholders pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, none of the monies held in the Trust Account (including the interest earned on the monies held in the Trust Account) will be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of Shares in connection with a vote seeking to amend any provisions of these Articles in accordance with Article 28 or (iii) the redemption of 100% of the Offering Shares if the Company is unable to complete its initial Business Combination within 24 months from the closing of the Offering.

Annex A-8

19.     Prior to the consummation of the initial Business Combination, the Company shall provide all Public Shareholders with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Articles 20 and 21) (such rights of such holders to have their Offering Shares redeemed being the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Articles 20 (the “Redemption Price”); provided, however, that the Company shall not redeem or repurchase Offering Shares to the extent that such redemption would result in the Company’s failure to have net tangible assets be less than US $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). In connection with any vote held to approve a proposed Business Combination, Public Shareholders seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the vote on the proposal to approve the Business Combination.

20.     If the Company offers to redeem the Offering Shares other than in conjunction with a shareholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act and filing proxy materials with the Commission, the Company shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Article 19 pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E under the Exchange Act (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the Commission prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A under the Exchange Act (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a Shareholder vote is required to approve the proposed initial Business Combination, or the Company decides to submit the proposed initial Business Combination to the Public Shareholders for their approval, the Company shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Article 19 hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Article 20. In the event that the Company offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Ordinary Shares payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then outstanding Offering Shares. If the Company offers to redeem the Offering Shares in conjunction with a Shareholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Ordinary Shares payable to holders of the Offering Shares exercising their Redemption Rights shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (b) the total number of then outstanding Offering Shares.

21.     If the Company offers to redeem the Offering Shares in conjunction with a Shareholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Shareholder, together with any affiliate of such Shareholder or any other person with whom such Shareholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 20% of the Offering Shares and provided further that any Public Shareholder that holds Offering Shares through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem Offering Shares.

22.     In the event that the Company has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Company shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust

Annex A-9

Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to US $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining Public Shareholders and the board of Directors in accordance with applicable law, liquidate, subject in each case to the Company’s obligations under the Companies Law to provide for claims of creditors and other requirements of applicable law.

23.     If the Company offers to redeem the Offering Shares in conjunction with a Shareholder vote on an initial Business Combination, the Company shall consummate the proposed initial Business Combination only if (i) it is approved by the affirmative vote of the holders of a majority of the Shares that are voted, or such higher threshold as may be required by the Companies Law, and (ii) the Redemption Limitation is not exceeded.

24.     If the Company conducts a tender offer pursuant to Article 20, the Company shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

25.     A Class A Shareholder shall be entitled to receive funds from the Trust Account only as provided in Articles 19, 20 and 21 or 28 of these Articles. In no other circumstances shall a Class A Shareholder have any right or interest of any kind in or to distributions from the Trust Account, and no Shareholder other than a Class A Shareholder shall have any interest in or to the Trust Account.

26.     Each Shareholder that does not exercise its Redemption Rights shall retain its Shares in the Company and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Company, and following payment to any Public Shareholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Company.

27.     The exercise by a Shareholder of its Redemption Rights shall be conditioned on such Shareholder following the specific procedures for redemptions set forth by the Company in any applicable tender offer or proxy materials sent to the Public Shareholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

28.     If, in accordance with Article 19, any amendment is made to Article 22 that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Public Shareholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares. The Company’s ability to provide such opportunity is subject to the Redemption Limitation.

29.     The Company’s initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination.

30.     The Company may enter into a Business Combination with a Target Business that is affiliated with the Sponsor, the Directors or executive officers of the Company. In the event the Company seeks to complete an initial Business Combination with a target that is affiliated with the Sponsor, executive officers or Directors, the Company, or a committee of independent Directors, will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority or an independent accounting firm that such an initial Business Combination is fair to the Company from a financial point of view.

31.     After the issue of Class A Shares in connection with the Offering and prior to the consummation of the initial Business Combination, the Directors shall not issue additional Shares or any other securities that that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote in respect of any initial Business Combination.

Annex A-10

Modification Of Rights

32.     Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

Certificates

33.     Every Person whose name is entered as a member in the Register shall, without payment, be entitled to a certificate within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide or as any Designated Stock Exchange may from time to time determine) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that person and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member’s registered address as appearing in the Register.

34.     Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

35.     Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of US$1 or such smaller sum as the Directors shall determine.

36.     If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

37.     In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

Fractional Shares

38.     The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

Annex A-11

Lien

39.     The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

40.     The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

41.     For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

42.     The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

Calls On Shares

43.     The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

44.     The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

45.     If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

46.     The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

47.     The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

48.     The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

Forfeiture Of Shares

49.     If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

Annex A-12

50.     The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

51.     If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

52.     A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

53.     A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

54.     A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

55.     The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

56.     The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Transfer Of Shares

57.     Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to the Exchange Act), a Shareholder may transfer all or any of his or her Shares.

58.     The instrument of transfer of any Share shall be in (i) any usual or common form; (ii) such form as is prescribed by the Designated Stock Exchange; or (iii) in any other form as the Directors may determine and shall be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

59.     Subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to the Exchange Act), the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

60.     The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

61.     All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

Annex A-13

Transmission Of Shares

62.     The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

63.     Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

64.     A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

Alteration Of SHARE Capital

65.     The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

66.     The Company may by Ordinary Resolution:

(a)      consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)     convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)      subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)     cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

67.     The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND Surrender Of Shares

68.       Subject to the Companies Law and the rules of the Designated Stock Exchange, the Company may:

(a)      issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)     purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)      make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Law, including out of its capital; and

(d)     accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

69.     Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

Annex A-14

70.     The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

71.     The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

Treasury Shares

72.     Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Law. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

73.     No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

74.     The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)      the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)     a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Law, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

75.     Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

General Meetings

76.     The Directors may, whenever they think fit, convene a general meeting of the Company.

77.     Subject to Article 111, for so long as the Company’s Shares are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place as may be determined by the Directors in accordance with the rules of the Designated Stock Exchange.

78.     The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

79.     General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

Annex A-15

80.     If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

Notice Of General Meetings

81.     At least ten calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or as may be prescribed by the rules of the Designated Stock Exchange or or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)      in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)     in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent in par value of the Shares giving that right.

82.     The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

83.     No business may be transacted at an annual general meeting, other than business that is either (i) specified in the notice of the annual general meeting (or any supplement thereto) given by or at the direction of the Directors, (ii) otherwise properly brought before the annual general meeting by or at the direction of the Directors or (iii) otherwise properly brought before the annual general meeting by any Member (x) who is a Member of record on the date of the giving of the notice provided for in these Articles and on the record date for the determination of Members entitled to vote at such annual general meeting and (y) who complies with the notice procedures set forth in these Articles. Notwithstanding anything in this Article to the contrary, only persons nominated for election as a Director to fill any term of a Directorship that expires on the date of the annual general meeting pursuant to these Articles will be considered for election at such meeting.

84.     In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company and such business must otherwise be a proper matter for shareholder action. Subject to Article 82, a Member’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the Member to be timely must be so received no earlier than the opening of business on the 120th day before the annual general meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which Public Announcement of the date of the annual general meeting is first made by the Company. The Public Announcement of an adjournment of an annual general meeting shall not commence a new time period for the giving of a shareholder’s notice as described in these Articles.

85.     To be in proper written form, a Member’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such Member proposes to bring before the annual general meeting (i) a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Articles, the language of the proposed amendment) and the reasons for conducting such business at the annual general meeting, (ii) the name and record address of such Shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal

Annex A-16

is made, (iii) the Class or series and number of Shares that are owned beneficially and of record by such Shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such Member and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such Member, (v) any material interest of such Member and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such Member intends to appear in person or by proxy at the annual general meeting to bring such business before the annual general meeting.

86.     The foregoing notice requirements of this Article shall be deemed satisfied by a Member as to any proposal (other than nominations) if the Member has notified the Company of such Member’s intention to present such proposal at an annual general meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such Member has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Company to solicit proxies for such annual general meeting. No business shall be conducted at the annual general meeting except business brought before the annual general meeting in accordance with the procedures set forth in this Article, provided, however, that once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Article shall be deemed to preclude discussion by any Member of any such business. If the Directors or the chairman of the annual general meeting determines that any Member proposal was not made in accordance with the provisions of these Articles or that the information provided in a Member’s notice does not satisfy the information requirements of these Articles, such proposal shall not be presented for action at the annual general meeting. Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

Proceedings At General Meetings

87.     All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

88.     No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

89.     If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

90.     If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

91.     The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.

92.     If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

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93.     The chairman may adjourn a meeting from time to time and from place to place either:

(a)      with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)     without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)       secure the orderly conduct or proceedings of the meeting; or

(ii)      give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

94.     At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

95.     If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

96.     In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

97.     A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

Votes Of shareholders

98.     Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

99.     In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

100.  A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

101.  No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

102.  On a poll votes may be given either personally or by proxy.

103.  The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

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104.  An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

105.  The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

106.  The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

107.  A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Corporations Acting By Representatives At Meetings

108.  Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

clearing houses

109.  If a clearing house (or its nominee) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation.

Directors

110.  Subject to Article 110, the Company may by Ordinary Resolution appoint any Person to be a Director.

111.  Subject to Article 110, the Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

112.  There shall be no shareholding qualification for Directors.

113.  The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

114.  For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the 2017 annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2018 annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2019 annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

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115.  Prior to an initial Business Combination, only holders of Class B Shares will have the right to vote on the election of Directors pursuant to Article 114.

116.  For so long as the Company’s Shares are traded on a Designated Stock Exchange, any and all vacancies in the board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the board of Directors, and not by the Members. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the board of Directors shall, subject to Article 110 above, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full board of Directors until the vacancy is filled.

Director’s Fees and expenses

117.  The ordinary remuneration of the Directors shall from time to time be determined by the Company in a general meeting or by the board of Directors (as the case may be) and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the board of Directors in such proportions and in such manner as the board of Directors may agree such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office in the Company may be entitled by reason of such employment or office.

118.  Each Director shall be entitled to be repaid or prepaid all necessary travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Directors or committees of the Directors or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

Alternate Director

119.  Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

Powers And Duties Of Directors

120.  Subject to the Companies Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

121.  The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company (including, for the avoidance of doubt and without limitation, any chairman (or co-chairman) of the board of Directors, vice chairman of the board of Directors, one or more chief executive officers, presidents, a chief financial officer, a secretary, a treasurer, vice-presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries or any other officers as may be determined by the Directors), for such term

Annex A-20

and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

122.  The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

123.  The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

124.  The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

125.  The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

126.  The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

127.  The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

128.  Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

129.  The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

Borrowing Powers Of Directors

130.  The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

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The Seal

131.  The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

132.  The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

133.  Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

Disqualification Of Directors

134.  The office of Director shall be vacated, if the Director:

(a)      becomes bankrupt or makes any arrangement or composition with his creditors;

(b)     dies or is found to be or becomes of unsound mind;

(c)      resigns his office by notice in writing to the Company;

(d)     (subject to Article 110), is removed from office by Ordinary Resolution;

(e)      is removed from office by notice addressed to him at his last known address and signed by all of his co-Directors (not being less than two in number); or

(f)      is removed from office pursuant to any other provision of these Articles.

Proceedings Of Directors

135.  The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

136.  A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

137.  The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

138.  A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given

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to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

139.  A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

140.  Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

141.  The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)      all appointments of Officers made by the Directors;

(b)     the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)      all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

142.  When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

143.  A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

144.  The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

145.  The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

146.  Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

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147.  A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

148.  All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

Dividends

149.  Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Law and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

150.  Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

151.  The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

152.  Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

153.  The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

154.  Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

155.  If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

156.  No dividend shall bear interest against the Company.

Accounts, Audit and annual return and declaration

157.  The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

158.  The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

159.  The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

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160.  The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

161.  Without prejudice to the freedom of the Directors to establish any other committee, if the Shares are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an audit committee as a committee of the board of Directors and shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the audit committee shall comply with the rules and regulations of the Commission and the Designated Stock Exchange. The audit committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

162.  The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

Capitalisation Of reserves

163.  Subject to the Companies Law and these Articles, the Directors may:

(a)      resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)     appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)       paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)      paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)      make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)     authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)       the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)      the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)      generally do all acts and things required to give effect to any of the actions contemplated by this Article.

Annex A-25

Share Premium Account

164.  The Directors shall in accordance with the Companies Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

165.  There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.

Notices

166.  Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

167.  Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

168.  Any notice or other document, if served by:

(a)      post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)     facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)      recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)     electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

169.  Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

170.  Notice of every general meeting of the Company shall be given to:

(a)      all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)     every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

Annex A-26

Indemnity

171.  Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions or proceedings (a “Proceeding”), costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

172.  No Indemnified Person shall be liable:

(a)      for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)     for any loss on account of defect of title to any property of the Company; or

(c)      on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)     for any loss incurred through any bank, broker or other similar Person; or

(e)      for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)      for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

173.  The Company shall pay the expenses (including attorneys’ fees) incurred by a Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article or otherwise.

174.  The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

Non-Recognition Of Trusts

175.  Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

Annex A-27

Winding Up

176.  If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

177.  If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

Amendment Of Articles Of Association

178.  Subject to the Companies Law and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

Closing of register or fixing record date

179.  For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may by any means in accordance with the requirements of any Designated Stock Exchange provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

180.  In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

181.  If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

Registration By Way Of Continuation

182.  The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company. For the purposes of a Special Resolution to be passed pursuant to this Article, a holder of Class B Shares shall have ten votes for every Class B Share of which he is the holder and a holder of Class A Shares shall have one vote for every Class A Share of which he is the holder.

Annex A-28

Mergers and Consolidation

183.  The Company may merge or consolidate in accordance with the Companies Law.

184.  To the extent required by the Companies Law, the Company may by Special Resolution resolve to merge or consolidate the Company.

disclosure

185.  The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

Annex A-29

Annex B

Form of

CERTIFICATE OF INCORPORATION
OF
Sentinel energy Services Inc.

[•], 2018

Article I.
NAME

The name of the corporation is Sentinel Energy Services Inc. (the “Corporation”).

Article II.
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

Article III.
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Article IV.
CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). Prior to the filing of this Certificate of Incorporation (this “Certificate”), the Corporation was a Cayman Islands exempted company (at such time, the “Predecessor Corporation”), which had authorized share capital consisting of (i) 200,000,000 Class A Ordinary Shares, par value $0.0001 per share (the “Predecessor Class A Ordinary Shares”), (ii) 20,000,000 Class B Ordinary Shares, par value $0.0001 per share (the “Predecessor Class B Ordinary Shares”), and 1,000,000 Preferred Shares, par value $0.0001 per share. Immediately upon the acceptance of this Certificate for filing by the Secretary of State of the State of Delaware, each Predecessor Class A Ordinary Share automatically, without any further action, converted into an equal number of shares of Class A Common Stock and each Predecessor Class B Ordinary Share automatically, without any further action, converted into an equal number of shares of Class B Common Stock.

Section 4.2. Preferred Stock. Subject to Article IX hereof, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be

Annex B-1

stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically at the time of the closing of an initial Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to the closing of the initial Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the initial Business Combination at a ratio for which:

(1) the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Corporation, related to or in connection with the consummation of the initial Business Combination (excluding Co-Investment Securities and any securities issued or issuable to any seller in the initial Business Combination) plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination; and

Annex B-2

(2) the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination.

As used herein, the term Co-Investment Securities means the shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock that may be issued pursuant to that certain Option Agreement, dated as of November 2, 2017, by and between the Corporation, CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC, as the same may be amended.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or equity linked securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.4(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.4(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.4(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of

Annex B-3

the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

Section 4.5. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Article V.
BOARD OF DIRECTORS

Section 5.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (”Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2. Number, Election and Term.

(a) Subject to the provisions of the Investor Rights Agreement by and between the Corporation and the other holders of Common Units (the “Investor Rights Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

Annex B-4

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3. Newly Created Directorships and Vacancies. Subject to (a) Section 5.5 hereof and (b) the provisions of the Investor Rights Agreement, any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by the majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancies occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of vacancies on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4. Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66⅔ percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5. Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6. No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board providing the issue of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

Article VI.
BYLAWS

Subject to the provisions of the Investor Rights Agreement, in furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66⅔ percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Article VII.
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1. Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board.

Annex B-5

Section 7.2. Advance Notice. Subject to the provisions of the Investor Rights Agreement, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

Article VIII.
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days

Annex B-6

(or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(d) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(e) For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(f) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article IX.
BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1. General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed

Annex B-7

with the U.S. Securities and Exchange Commission (the “SEC”) on September 22, 2017, as amended (the “Registration Statement”), were deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are Sentinel Management Holdings, LLC (the “Sponsor”) or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 9.2. Redemption Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination upon consummation of the initial Business Combination (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its franchise and income taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares

Annex B-8

in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its franchise and income taxes, by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 20% of the Offering Shares.

(d) In the event that the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3. Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4. Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination.

Annex B-9

Section 9.5. Transactions with Affiliates. The Corporation may enter into a Business Combination with a target business that is affiliated with the Sponsor, the directors or officers of the Corporation. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6. No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7. Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 24 months from the date of the closing of the Offering, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8. Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination.

Section 9.9. Appointment and Removal of Directors. Notwithstanding any other provision in this Certificate, prior to the closing of the initial Business Combination, the holders of Class B Common Stock shall have the exclusive right to elect, remove and replace any director, and the holders of Class A Common Stock shall have no right to vote on the election, removal or replacement of any director. This Section 9.9 may only be amended by a resolution passed by a majority of holders of at least ninety percent (90%) of the outstanding Common Stock entitled to vote thereon.

Article X.
CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

Article XI.
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Annex B-10

Section 11.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Article XII.
Severability

Section 12.1. Severability. If any provision or provisions of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any sentence of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Certificate.

Article XIII.
AMENDMENT to CERTIFICATE OF INCORPORATION

Subject to the provisions of the Investor Rights Agreement, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. In addition to any other vote of holders of capital stock that is required by this Certificate or by law, any amendment or repeal of Article V, Article VI, Article VIII, Article X and this Article XIII shall require the affirmative vote of holders of at least 66⅔ percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment or repeal and Article IX may only be amended as provided therein.

Annex B-11

IN WITNESS WHEREOF, Sentinel Energy Services Inc. has caused this Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

Sentinel Energy Services Inc.

By:
Name:
Title:

Signature Page to Certificate of Incorporation

Annex B-12

Annex C

BYLAWS
OF
SENTINEL ENERGY SERVICES INC.

Adopted [___], 2018

Article 1

Stockholders

1.1 Place of Meetings. Meetings of Sentinel Energy Services Inc., a Delaware corporation (the “Corporation”), shall be held at the place, either within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) from time to time.

1.2 Annual Meetings. Annual meetings of stockholders shall be held at such time and place as fixed by the Board of Directors for the purpose of electing directors and transacting any other business as may properly come before such meetings.

1.3 Special Meetings. Except as otherwise required by law, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairperson of the Board of Directors, the Lead Director of the Board of Directors or the Chief Executive Officer of the Corporation, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by Section 1.4 may be conducted at the special meetings. The ability of the stockholders to call a special meeting is specifically denied.

1.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, the written notice of any meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

1.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or any direct or indirect subsidiary of the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.7 Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Lead Director, if any, or in his or her absence by the Vice Chairperson of the Board of the Directors, if any, or in his or her absence by the Chief Executive Officer, or in his

Annex C-1

or her absence by a chairperson designated by the Board of Directors, or in the absence of such designation, by a chairperson chosen at the meeting. The Board of Directors may appoint a non-executive Lead Director, who shall be a director of the Corporation and shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.8 Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. Directors shall be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of The Nasdaq Stock Market or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), in each case for which no higher voting requirement is specified by the Delaware General Corporation Law, as amended (the “DGCL”), the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Code provision, as the case may be (or the highest such requirement if more than one is applicable).

1.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for stockholders entitled to receive notice of the meeting of stockholders, which shall not be more than 60 nor fewer than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board of Directors so fixes a date for the determination of stockholders entitled to receive notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote.

1.10 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is fewer than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder as of the record date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting,

Annex C-2

or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. An original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

1.11 Notice of Stockholder Business; Nominations.

(a) Annual Meetings of Stockholders. Nominations of one or more individuals to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 1.11. Subclause (3) above shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting; provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such positions as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.11(c)(1) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 1.11(c)(1)(E).

(c) Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(a)(3), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11, and any such proposed Business must constitute a proper matter for stockholder action. For Nominations to be properly brought before a special meeting by a stockholder pursuant to Section 1.11(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11.

(1) Stockholder Nominations.

(A) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.11 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and any individuals subject to a Nomination not made in compliance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.

(B) For Nominations to be properly brought before an annual or special meeting of stockholders of the Corporation by a stockholder pursuant to Section 1.11(a)(3) or Section 1.11(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 1.11. To be timely, the stockholder’s notice must be delivered to the Secretary of the Corporation as provided in Section 1.11(c)(1)(C) or Section 1.11(c)(1)(D), in the case of an annual

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meeting of stockholders of the Corporation, and Section 1.11(c)(1)(E), in the case of a special meeting of stockholders of the Corporation, respectively.

(C) In the case of an annual meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(D) Notwithstanding Section 1.11(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(E) In the case of a special meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(b)(2) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(F) To be in proper form, a stockholder’s notice of Nomination(s) pursuant to Section 1.11(a)(3) or Section 1.11(b)(2) shall set forth: (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 under the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the Nomination or the Corporation and (b) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of

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stock price changes for, or to increase the voting power of, such stockholder or beneficial owner or any of its affiliates with respect to any share of stock of the Corporation, (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the individual subject to the Nomination and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Nomination and (f) a description of any agreement, arrangement or understanding with respect to the Nomination between or among such stockholder, any of its affiliates or associates and any others acting in concert with any of the foregoing, including the individual subject to the Nomination. The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Corporation.

(2) Stockholder Business.

(A) Only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 1.11, and any Business not brought in accordance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.

(B) In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 1.11(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) To be in proper form, a stockholder’s notice of a proposal of Business pursuant to Section 1.11(a)(3) shall set forth: (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or beneficial owner or any of its affiliates with respect to any share of stock of the Corporation and (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the

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Corporation’s outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Business.

(d) General.

(1) Except as otherwise provided by law, the chairperson of the meeting of stockholders of the Corporation shall have the power and duty (a) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 1.11, and (b) if any proposed Nomination or Business was not made or proposed in compliance with this Section 1.11, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.11, if a stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.

(3) Nothing in this Section 1.11 shall be deemed to affect (a) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act or (b) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(4) This Section 1.11 is subject in all respects to the Investor Rights Agreement (the “Investor Rights Agreement”) dated as of [•], 2019 by and among the Corporation, OEP-Strike Seller Representative, LLC, a Delaware limited liability company (in its capacity as representative of the Investors), One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (“Blocker Seller”), and the holders of units of Strike Capital, LLC, a Texas limited liability company, other than the Corporation and its subsidiaries (collectively and together with Blocker Seller, the “Investors”).

Article 2

Board of Directors

2.1 Number; Qualifications. Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the terms of the Investor Rights Agreements, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States.

2.2 Resignation; Vacancies. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the terms of the Investor Rights Agreements, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified.

2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

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2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board of Directors, the Lead Director, or by a majority of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting. As permitted by law, the Certificate of Incorporation or these Bylaws, any notice to the directors of the Corporation shall be effective if given by a form of electronic transmission consented to by the director to whom the notice is given. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting

2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Lead Director, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in their absence or if the Chief Executive Officer is not a director, by a chairperson elected from the directors present. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.8 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if such minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

2.9 Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, including for service on a committee of the Board of Directors, or may delegate such authority to an appropriate committee. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation and reimbursement of expenses for service on the committee.

Article 3

Committees

3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers. The Board of Directors may designate two or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all pages that may require it; but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the

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stockholders any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these Bylaws. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.

3.2 Committee Rules. Unless the Board of Directors or the charter of any such committee otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.

Article 4

Officers

4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Chief Financial Officer and Secretary, and the Board of Directors may, if it so determines, choose a Chairperson of the Board of Directors, a Lead Director (who shall not be an executive officer) and a Vice Chairperson of the Board of Directors from among its members. The Board of Directors may also elect a General Counsel, a President, one or more Vice Presidents, Assistant Secretaries, Controllers, Assistant Controllers and such other officers as the Board of Directors deems necessary. Each such officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified or until his or her death or until he or she shall resign or until he or she shall have been removed in the manner hereinafter provided. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors, and to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. Without limitation of the foregoing:

(a) Chairperson of the Board of Directors. The Chairperson of the Board, if any, shall be a director of the Corporation. The Chairperson of the Board of Directors shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign.

(b) Lead Director of the Board of Directors. The Lead Director of the Board, if any, shall be a director of the Corporation, who is not also an officer of the Corporation. The Lead Director of the Board of Directors shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign.

(c) Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision over the business of the Corporation and shall have such other powers and duties as chief executive officers of corporations usually have or as the Board of Directors may assign.

(d) President. The President shall be the chief operations officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general supervision over the business of the Corporation, to the extent not the responsibility of the Chief Executive Officer, and shall have such other powers and duties as presidents of corporations usually have or as the Board of Directors may assign.

(e) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have custody of all funds and securities of the Corporation and shall sign all instruments and documents as require his or her signature. The Chief Financial Officer shall undertake such other duties or responsibilities as the Board of Directors may assign.

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(f) Vice President. Each Vice President shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign.

(g) Secretary. The Secretary shall issue notices of all meetings of the stockholders and the Board of Directors where notices of such meetings are required by law or these Bylaws and shall keep the minutes of such meetings. The Secretary shall sign such instruments and attest such documents as require his or her signature of attestation and affix the corporate seal thereto where appropriate.

(h) Treasurer. The Treasurer shall shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign.

4.3 Compensation. Officers (as defined under Section 16(a) of the Securities Exchange Act of 1934) of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or by a committee of the Board of Directors. The Chief Executive Officer of the Corporation shall have the authority to fix the salaries, compensation or reimbursements of all other officers of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated entities in any capacity and receiving proper compensation therefor.

4.4 Representation of Shares of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any other person authorized by the Board of Directors is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article 5

Capital Stock

5.1 Certificates.

(a) Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of the Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine. The Corporation is authorized to issue shares of capital stock of the Corporation in certificated or uncertificated form. The shares of the capital stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the capital stock shall be numbered, shall be signed by (i) the Chairperson of the Board of Directors, the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the Corporation, the name of the stockholder, the number and class of shares and such other information as is required by law, including Section 151(f) of the DGCL. Any stock certificates issued and any notices given shall include such other information and legends as shall be required by law or necessary to give effect to any applicable transfer, voting or similar restrictions.

(b) No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates or uncertificated shares representing fractions of a share of stock that shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those

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entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

5.3 Transfer of Shares.

(a) Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

5.4 Transfer Agent; Registrar. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Article 6

Indemnification

6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee, partner, manager, representative or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (an “Indemnitee”), whether the basis in such Proceeding is alleged action in an official capacity as director, officer, employee, member, trustee, partner, manager, representative or agent or in any other capacity while serving as such, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) incurred or suffered by such Indemnitee in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

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6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking (an ”Undertaking”) by or on behalf of the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

6.3 Claims.

(a) To obtain indemnification under this Article 6, an Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by an Indemnitee for indemnification pursuant to the first sentence of this Section 6.3(a), a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and were not parties to the matter in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”), (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by less than a quorum of the Board of Directors consisting of Disinterested Directors or (3) if a majority of Disinterested Directors so directs, by the stockholders of the Corporation.

(b) If a claim for indemnification or payment of expenses under this Article 6 is not paid in full by the Corporation within 30 days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed. Neither the failure of the Corporation (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 6.3(b) that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.3(b). The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.3(b) that the procedures and presumptions of this Article 6 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 6.

6.4 Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article 6 with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

6.5 Non-exclusivity of Rights. The rights conferred on any person by this Article 6 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

6.6 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

6.7 Nature of Indemnification Rights; Amendment or Repeal. Each person who was, is, or becomes a director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article 6. Such rights shall be deemed to have vested at the time such person becomes

Annex C-11

or became a director or officer of the Corporation, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, modification, alteration or repeal of this Article 6 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

6.8 Enforceability. If any provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (1) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.9 Insurance for Indemnification. The Corporation may purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 6.4, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

6.10 Limitation on Indemnification. Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.3), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Article 7

Miscellaneous

7.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

7.3 Notices. Except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws, any notice to the Corporation, any stockholder or director must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment that transmits a facsimile of the notice. Notwithstanding the foregoing, and without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

Annex C-12

(b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

Inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Written notice by the Corporation to its stockholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the stockholder’s address shown in the Corporation’s current record of stockholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee; (d) when directed to the stockholder, if by electronic transmission (other than as set forth in (e) below); or (e) if sent to a stockholder’s address, telephone number or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment.

Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

7.5 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the Disinterested Directors, even though the Disinterested Directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

7.6 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, hard drives or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Annex C-13

7.7 Amendment of Bylaws.

(a) These Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding a majority in interest of all shares entitled to vote upon such amendment or repeal, voting as a single class; provided, however, that Article 1, Section 2.2, Article 6 and Section 7.7 of these Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding at least 66-2/3 percent of the voting power of the stockholders entitled to vote at an election for directors of the Corporation, voting as a single class.

(b) The Board of Directors shall have the power to amend or repeal these Bylaws of, or adopt new bylaws for, the Corporation. Any such bylaws, or any alternation, amendment or repeal of these Bylaws, may be subsequently amended or repealed by the stockholders as provided in Section 7.7(a) of these Bylaws.

* * * * *

Annex C-14

Annex D

FORM OF CERTIFICATE OF DOMESTICATION OF
SENTINEL ENERGY SERVICES INC.

Pursuant to Section 388 of the General Corporation Law of the State of Delaware

Sentinel Energy Services Inc., a Cayman Islands exempted company limited by its shares (the “Corporation”), which intends to domesticate as a Delaware corporation pursuant to this Certificate of Domestication, does hereby certify to the following facts relating to the domestication of the Corporation in the State of Delaware:

1. The Corporation was originally incorporated on the 5th day of June, 2017 under the laws of the Cayman Islands.

2. The name of the Corporation immediately prior to the filing of this Certificate of Domestication is Sentinel Energy Services Inc.

3. The name of the Corporation as set forth in the Certificate of Incorporation is Sentinel Energy Services Inc.

4. The jurisdiction that constituted the seat, siege social or principal place of business or central administration of the Corporation immediately prior to the filing of this Certificate of Domestication is the Cayman Islands.

5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of Sentinel Energy Services Inc. and the conduct of its business or by applicable non-Delaware law, as appropriate.

[Signature Page Follows]

Annex D-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be executed in its name this [•] of [•], 2018.

SENTINEL ENERGY SERVICES INC., a Cayman Islands company

By:
Name:	Krishna Shivram
Title:	Chief Executive Officer

Annex D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers.

The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their fraud, dishonesty or willful default, or for the consequences of committing a crime. The Registrant’s amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, or the SEC, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits And Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Memorandum and Articles of Association (included as Annex A to the proxy statement/prospectus).
3.2	Form of Certificate of Incorporation of Sentinel Delaware (included as Annex B to the proxy statement/prospectus).
3.3	Form of Bylaws of Sentinel Delaware (included as Annex C to the proxy statement/prospectus).
3.4

Form of Certificate of Corporate Domestication of Sentinel Energy Services Inc. to be filed with the Secretary of State of the State of Delaware (included as Annex D to the proxy statement/prospectus).

4.1	Specimen Unit Certificate (Incorporated by reference to the corresponding exhibit to Sentinel’s Registration Statement on Form S-1 (File No. 333-220584), filed with the SEC on September 22, 2017).
4.2

Specimen Ordinary Share Certificate (Incorporated by reference to the corresponding exhibit to Sentinel’s Registration Statement on Form S-1 (File No. 333-220584), filed with the SEC on September 22, 2017).

4.3	Specimen Warrant Certificate (Incorporated by reference to the corresponding exhibit to Sentinel’s Registration Statement on Form S-1 (File No. 333-220584), filed with the SEC on September 22, 2017).
4.4

Warrant Agreement between Sentinel Energy Services Inc. and Continental Stock Transfer & Trust Company, dated as of November 2, 2017 (Incorporated by reference to Exhibit 4.1 to Sentinel’s Current Report on Form 8-K (File No. 001-38271), filed with the SEC on November 7, 2017).

4.5	Specimen Stock Certificate of Sentinel Delaware.
5.1	Opinion of Winston & Strawn LLP as to the validity of the shares of Common Stock.
8.1	Opinion of Winston & Strawn LLP as to tax matters.
10.1

Letter Agreement among Sentinel Energy Services Inc., Sentinel Management Holdings, LLC, Krishna Shivram, Andrew Gould, Charles Leykum, Vivek Raj, Gerald Cimador, Kent Jamison and Marc Zenner, dated as of November 2, 2017 (Incorporated by reference to the corresponding exhibit to Sentinel’s Current Report on Form 8-K (File No. 001-38271), filed with the SEC on November 7, 2017).

10.2

Letter Agreement among Sentinel Energy Services Inc. and Jon A. Marshall, dated as of January 31, 2018 (Incorporated by reference to Exhibit 10.1 to Sentinel’s Current Report on Form 8-K (File No. 001-38271), filed with the SEC on February 5, 2018).

Exhibit Number	Description
10.3

Investment Management Trust Agreement between Sentinel Energy Services Inc. and Continental Stock Transfer & Trust Company, dated as of November 2, 2017 (Incorporated by reference to Exhibit 10.2 to Sentinel’s Current Report on Form 8-K (File No. 001-38271), filed with the SEC on November 7, 2017).

10.4

Private Placement Warrant Purchase Agreement among Sentinel Energy Services Inc. and Sentinel Management Holdings, LLC, dated as of November 2, 2017 (Incorporated by reference to Exhibit 10.5 to Sentinel’s Current Report on Form 8-K (File No. 001-38271), filed with the SEC on November 7, 2017).

10.5

Registration Rights Agreement among Sentinel Energy Services Inc., Sentinel Management Holdings, LLC and the Holders signatory thereto, dated as of November 2, 2017 (Incorporated by reference to Exhibit 10.3 to Sentinel’s Current Report on Form 8-K (File No. 001-38271), filed with the SEC on November 7, 2017).

10.6

Promissory Note, dated as of June 12, 2017, issued to Sentinel Management Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Sentinel’s Registration Statement on Form S-1 (File No. 333-220584), filed with the SEC on September 22, 2017).

10.7

Option Agreement among Sentinel Energy Services Inc., CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC, dated as of November 2, 2017 (Incorporated by reference to Exhibit 10.6 to Sentinel’s Current Report on Form 8-K (File No. 001-38271), filed with the SEC on November 7, 2017).

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Sentinel Energy Services Inc.
23.2	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
99.1	Form of Proxy Card for Sentinel Energy Services Inc. Extraordinary General Meeting.

____________

*         previously filed

Item 22. Undertakings.

1.       The undersigned Registrant hereby undertakes:

(a)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.       The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.       The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.       The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

6.       The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 29th day of November, 2018.

SENTINEL ENERGY SERVICES INC.

By	/s/ Krishna Shivram
Krishna Shivram
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Krishna Shivram	Chief Executive Officer and Director	November 29, 2018
Krishna Shivram	(principal executive officer)

*	Chief Financial Officer and Chief Accounting Officer and Director	November 29, 2018
Gerald Cimador	(principal financial and accounting officer)

*	Chairman of the Board of Directors	November 29, 2018
Andrew Gould

*	Director	November 29, 2018
Charles S. Leykum

*	Director	November 29, 2018
Jon A. Marshall

*	Director	November 29, 2018
Marc Zenner

	Director	November 29, 2018
Ron Steger

	Director	November 29, 2018
Craig Levering

*/s/ Krishna Shivram
Krishna Shivram
Attorney-in-Fact